UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Discovery, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 26, 2019

Dear Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on Wednesday, May 8, 2019 in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022.

If you hold shares of Series A or Series B common stock or Series A-1 convertible preferred stock, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR proposals 1 and 2 and AGAINST proposals 3 and 4 in this Notice.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company, and I look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Miron

Chairman of the Board

Discovery, Inc.

DISCOVERY, INC.

a Delaware corporation

8403 Colesville Road

Silver Spring, Maryland 20910

(240) 662-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Discovery Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2019 Annual Meeting of Stockholders of Discovery, Inc. to be held in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022 on Wednesday, May 8, 2019 at 10:00 a.m., local time, for the following purposes:

1. To elect six directors, three Class II directors to be voted on by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three preferred stock directors to be voted on by the holders of our Series A-1 convertible preferred stock, voting separately as a class.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

3. To vote on a stockholder proposal regarding simple majority vote, if properly presented.

4. To vote on a stockholder proposal regarding disclosure of diversity and qualifications of Discovery, Inc. directors and director candidates, if properly presented.

The stockholders will also act on any other business that may properly come before the Annual Meeting or adjournments thereof.

The close of business on March 15, 2019 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A-1 convertible preferred stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at our offices located at 8403 Colesville Road, Silver Spring, Maryland.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

March 26, 2019

2019 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Q: Who is soliciting my vote?

A: The Discovery, Inc. Board of Directors is soliciting your vote on proposals being submitted for consideration at our Annual Meeting of Stockholders to be held on May 8, 2019 (the “Annual Meeting”).

Q: What is the Notice of Internet Availability of Proxy Materials?

A: In accordance with the proxy delivery rules of the Securities and Exchange Commission (the “SEC”), we intend to commence distribution on or about March 26, 2019 of a notice (the “Notice of Internet Availability of Proxy Materials”) indicating that this Notice of 2019 Annual Meeting of Stockholders and Proxy Statement, our Annual Report to Stockholders and our Annual Report on Form 10-K will be made available at www.proxyvote.com. This website will also provide holders of our Series A and Series B common stock and Series A-1 convertible preferred stock (“Series A-1 preferred stock”) with instructions on how to vote their shares. The Notice of Internet Availability of Proxy Materials also indicates how to request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A-1 preferred stock, the proxy card or voting instruction card.

Q: What matters will be voted on at the Annual Meeting?

A: The principal business of the meeting will be the following matters:

•

the election of three Class II directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three preferred stock directors by the holders of our Series A-1 preferred stock, voting separately as a class;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	the consideration of a stockholder proposal regarding simple majority vote, if properly presented; and

•	the consideration of a stockholder proposal regarding disclosure of diversity and qualifications of our directors and director candidates, if properly presented.

We will also transact such other business as may properly be presented at the Annual Meeting or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the Annual Meeting.

Q: Who is entitled to vote at the Annual Meeting?

A: The close of business on March 15, 2019 was the record date for determining the holders of our Series A and Series B common stock and Series A-1 preferred stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Notice of Internet Availability of Proxy Materials received by the holders of our Series A and Series B common stock and Series A-1 preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C-1 convertible preferred stock (“Series C-1 preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the Annual Meeting or any adjournment thereof.

Q: How many shares can vote at the Annual Meeting and how many votes does each share have?

A: As of March 15, 2019, we had outstanding 157,768,154 shares of Series A common stock, with each of those shares being entitled to one vote, 6,512,378 shares of Series B common stock, with each of those shares being entitled to ten votes, and 360,535,296 shares of Series C common stock, which are not entitled to vote. We also had outstanding 7,852,582 and four-ninths (4/9ths) shares of Series A-1 preferred stock, with each of those shares being entitled to nine votes on all matters to be voted on at the Annual Meeting other than the election of directors, which is equal to the number of votes the holder of the Series A-1 preferred stock would have been entitled to cast had it converted its shares of Series A-1 preferred stock into shares of Series A common stock on the record date, and 6,017,473.5 shares of Series C-1 preferred stock, which are not entitled to vote.

Q: How many shares must be present or represented at the Annual Meeting to conduct business at the meeting?

A: With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three Class II directors at the Annual Meeting will constitute a quorum for purposes of this class vote and (b) the Series A-1 preferred stock entitled to a separate class vote on three preferred stock directors at the Annual Meeting will constitute a quorum for purposes of this class vote. The presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A-1 preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class, will constitute a quorum for the combined class votes on Proposals 2 through 5.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q: What vote is required to elect directors?

A: With respect to Proposal 1, three directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three directors are to be elected by the holder of our Series A-1 preferred stock, voting separately as a class. The Class II directors will be elected if they receive a plurality of the combined voting power of the outstanding shares of Series A common stock and Series B common stock present in person or by proxy and entitled to vote on the election of directors, voting together as single class. The Series A-1 preferred stock directors will be elected if they receive the written consent or the affirmative vote of the holder of a majority of the outstanding shares of the Series A-1 preferred stock.

•	If you submit a proxy card on which you indicated that you withhold your vote, it will have no effect on the election of directors; and

•	Broker non-votes are not considered shares entitled to vote and therefore will have no effect on the election of directors.

Q: What vote is required to ratify the appointment of the independent registered public accounting firm?

A: The affirmative vote of a majority of the combined voting power of the outstanding Series A common stock, Series B common stock and Series A-1 preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to ratify Proposal 2.

•	If you submit a proxy card on which you indicate that you abstain from voting, your abstention will have the same effect as a vote “AGAINST” this proposal; and

•	If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.

Q: What vote is required to approve the stockholder proposals?

A: If properly presented at the Annual Meeting, the affirmative vote of a majority of the combined voting power of the outstanding Series A common stock, Series B common stock and Series A-1 preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to approve each of the stockholder proposals.

•

If you submit a proxy card on which you indicate that you abstain from voting from one or more of the stockholder proposals, your abstention will have the same effect as a vote “AGAINST” that proposal; and

•	Broker non-votes are not considered shares entitled to vote and therefore will have no effect on the outcome of any of the stockholder proposals.

Q: How can I vote my shares at the Annual Meeting?

A: If you are a holder of Series A or Series B common stock or Series A-1 preferred stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 7, 2019. If you are located in the United States or Canada and are a stockholder of record as of the record date, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares on the Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy-to-follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials, the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1 and 2 and “AGAINST” Proposals 3, 4, and 5.

While we encourage holders of Series A and Series B common stock and Series A-1 preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A-1 preferred stock in person at the Annual Meeting. If your shares of Series A or Series B common stock or Series A-1 preferred stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares of stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Series A or Series B common stock or Series A-1 preferred stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Series A or Series B common stock or Series A-1 preferred stock.

Q: If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A: If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to “discretionary items” but will not be able to vote your shares with respect to “non-discretionary items,” in which case your shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The auditor ratification proposal is a “discretionary item,” whereas the election of directors proposal and the stockholder proposals are “non-discretionary items.” Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted only on the ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted to elect directors or on the matters presented by the stockholder proposals.

Q: May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?

A: Yes. Before your proxy is voted at the Annual Meeting, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q: How do I obtain admission to the Annual Meeting?

A: Stockholders of record as of the record date will be admitted to the Annual Meeting with photo identification and proof of stock ownership, such as the Notice of Internet Availability of Proxy Materials. If you hold Discovery stock in street name, you must bring a copy of an account statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

CORPORATE GOVERNANCE

The corporate governance practices of Discovery, Inc. (“us,” “we,” the “Company” or “Discovery”) are established and monitored by our Board of Directors (the “Board”). The Board regularly assesses Discovery’s governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Discovery’s corporate governance practices are embodied in a formal document that has been approved by our Board of Directors. These corporate governance guidelines (the “Guidelines”) are posted on our website at https://corporate.discovery.com. These Guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	the Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

The Board periodically reviews the Guidelines and most recently updated them in March 2012. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “ —Stockholder Communication with Directors.”

Director Independence

It is our policy that a majority of the members of our Board be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and, in the Board’s judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq Marketplace Rules require that, subject to specified exceptions, (i) each member of a listed company’s audit, compensation and nominating and governance committees be independent, (ii) audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) compensation committee members also satisfy independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Marketplace Rules. The Board considered the relationships and affiliations, as set forth in their biographies below, to determine the directors’ independence. In addition, the Board further considered the directors’ relationships and positions with our large distributors, including Charter Communications, Inc. (“Charter”), Liberty Global plc (“Liberty Global”) and Liberty Broadband Corporation (“Liberty Broadband”). The Board has determined that these relationships do not interfere with the directors’ independence. Discovery’s Board has determined that S. Decker Anstrom, Robert R. Beck, Robert R. Bennett, Paul A. Gould, Kenneth W. Lowe, John C. Malone, Robert J. Miron, Steven A. Miron, Daniel E. Sanchez, Susan M. Swain and J. David Wargo are independent directors.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board has determined that S. Decker Anstrom, Susan M. Swain and J. David Wargo are independent for purposes of Rule 10A-3.

In order to be considered independent for purposes of Rule 5605(d)(2)(A), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the Board or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board has determined that Robert R. Beck, Paul A. Gould, Kenneth W. Lowe and Robert J. Miron are independent for purposes of Rule 5605(d)(2)(A).

Board Leadership Structure

Discovery historically has separated the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. In light of the industry experience and management expertise of Robert J. Miron, our Chairman, and the dynamic leadership of David M. Zaslav, our CEO, the Board feels that this structure continues to be appropriate for Discovery.

Code of Ethics

We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Board approved the original Code in September 2008 and we adopted a revised Code on January 11, 2019. The Code is available, and any amendments or waivers that would be required to be disclosed are posted, on our website at https://corporate.discovery.com. Printed copies of the Code are also available without charge upon request to the Corporate Secretary at the address specified below, under “ —Stockholder Communication with Directors.”

Committees of the Board of Directors

Audit Committee

The Board has established an Audit Committee, whose members are Messrs. Wargo (Chair) and Anstrom and Ms. Swain. The Board has determined that J. David Wargo is an “Audit Committee Financial Expert” as defined under SEC rules. Pursuant to the Audit Committee Charter, the Audit Committee reviews and monitors the corporate accounting and financial reporting and the internal and external audits of Discovery. The committee’s functions include, among other things:

•

appointing or replacing our independent registered public accounting firm. The Audit Committee annually evaluates the performance of the Company’s independent registered accounting firm, including the senior engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. The Audit Committee is involved in the selection of the lead engagement partner whenever a rotational change is required, normally every five years, or for any other reason. PwC has served as our independent auditors since September 17, 2008.

Factors considered by the Audit Committee in determining whether to retain the firm include:

•	The audit firm’s capabilities to handle the breadth and complexity of the Company’s global operations;

•	The audit firm’s technical expertise and knowledge of the Company’s industry and global operations;

•	The quality and candor of the audit firm’s communications with the Audit Committee and management;

•	The audit firm’s independence;

•

The quality and efficiency of the services provided by the audit firm, including input from management on the audit firm’s performance, how effectively the audit firm demonstrated its independent judgment, objectivity and professional skepticism, and external data on the audit quality and performance including the Public Company Accounting Oversight Board reports on the audit firm and its peers;

•	The appropriateness of the audit firm’s fees; and

•

The audit firm’s tenure as our independent auditor, including the benefits of the tenure, and the controls and processes in place (such as rotation of key partners) that help ensure the audit firm’s independence in the face of such tenure.

•

reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm (see “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);

•

reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm (see “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);

•

reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•

overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly written communications of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a written report from our independent registered public accounting firm addressing internal controls; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

•

overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns;

•	reviewing and discussing any reports concerning material violations submitted by Company attorneys or outside counsel;

•	reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and

•	preparing the Audit Committee report required by SEC rules, which is included on page ## of this proxy statement.

The Board has adopted a written charter for the Audit Committee, which is available on our website at https://corporate.discovery.com.

Compensation Committee

The Board has established a Compensation Committee, whose members are Messrs. R. Miron (Chair), Beck, Gould, and Lowe. The committee’s functions include, among other things:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	evaluating our CEO;

•	determining our CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers and certain other executives;

•	reviewing and making recommendations on stock compensation arrangements for all employees;

•	reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;

•	overseeing the structure of employee benefit programs and other compensation programs;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page ## of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page ## of this proxy statement.

The Compensation Committee reviews all forms of compensation provided to our executive officers and has approved the same.

The Board has adopted a written charter for the Compensation Committee, which is available on Discovery’s website at https://corporate.discovery.com.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described below in “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer or, during 2018 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers serves or, during 2018, served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee, whose members are Messrs. Gould (Chair), S. Miron and Wargo and Ms. Swain. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest, diversity of background and the ability to act in the interests of all stockholders. Our Guidelines specify that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee’s primary functions are:

•

to oversee corporate governance matters generally, including reviewing and recommending changes to our Guidelines, and the independence standards and qualifications for Board membership set forth in the Guidelines;

•	to oversee the annual evaluation of the performance of the Board and each of its committees;

•	to identify individuals qualified to be members of the Board and to recommend Board nominees;

•	to review and make recommendations concerning the independence of Board members;

•	to review and approve related person transactions;

•	to review the membership qualifications of Board members under the Guidelines; and

•	to review and make recommendations concerning membership on Board committees and on committee structure and responsibilities.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Discovery’s website at http://corporate.discovery.com.

Finance Committee

The Board has established a Finance Committee, whose members are Messrs. Bennett (Chair), S. Miron, Sanchez and Wargo. The committee’s authority and responsibilities include, among other things:

•

to review or oversee significant treasury matters such as capital structure and allocation, derivative policies, global liquidity, fixed income investments, borrowings, currency exposure and hedging, dividend policy, share issuances and repurchases, and capital spending;

•

to evaluate all significant projects requiring capital, including share repurchases, investments and acquisitions using their internal rate of return or other metrics that the Finance Committee determines to be appropriate;

•	to evaluate and revise the Company’s approval policies for investment, acquisition, joint venture and divestiture transactions;

•	to review the scope, direction, quality, investment levels and execution of the Company’s investment, acquisition, joint venture and divestiture transactions;

•	to evaluate the execution, financial results and integration of the Company’s completed investment, acquisition, joint venture and divestiture transactions;

•	to oversee the Company’s loans and guarantees of third-party debt and obligations;

•	to review the activities of Investor Relations;

•

to review and approve, at least annually, the Company’s decision to enter into swaps and other derivative transactions that are exempt from exchange-execution and clearing under “end-user exception” regulations established by the Commodity Futures Trading Commission, and review and discuss with management applicable Company policies governing the Company’s use of swaps subject to the end-user exception; and

•	to consider other finance and investment matters regarding the Company.

Executive Committee

The Board has established an Executive Committee, whose members are Messrs. R. Miron (Chair), Bennett, Malone and Zaslav. The primary function of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations. For example, the Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Certificate of Incorporation or Bylaws or approve offerings of our capital stock.

Other Committees

The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of Discovery’s risks. The Board routinely reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Board regularly reviews information regarding our cybersecurity risks and is frequently updated by our Chief Information Security Officer on how we are determining and mitigating those risks. The Audit Committee receives quarterly updates on our cybersecurity risks and readiness. The Audit Committee also oversees management of financial reporting risks. The Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

Board Meetings

During 2018, there were nine meetings of the Board of Directors as whole, sixteen meetings of the Compensation Committee, nine meetings of the Audit Committee, two meetings of the Nominating and Corporate Governance Committee, ten meetings of the Finance Committee and one meeting of the Executive Committee.

Director Attendance at Board and Annual Meetings

In 2018, each director of Discovery attended at least 75% of the aggregate number of Board and committee meetings on which he or she served. The Board encourages all members of the Board to attend each annual meeting of the Company’s stockholders. All twelve of our directors attended the May 2018 annual meeting in person.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders and the slate of nominees to be proposed for election by the Series A-1 preferred stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery, Inc., 8403 Colesville Road, Silver Spring, Maryland 20910, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors was March 11, 2019. We did not receive any stockholder nominations of candidates for election as directors for the Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the next annual meeting of stockholders, see “Stockholder Proposals” below.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. Under these criteria, a candidate:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;

•

should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•

should have an understanding of the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, regulatory authorities, creditors and the general public, and should act in the interests of all stockholders; and

•

shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience and that diversity of background, including diversity of gender, race, ethnic or geographic origin, age, and experience in business, government and education and in media, entertainment and other areas relevant to the Company’s activities are factors in the selection process.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In selecting candidates for election to the Board, the Board also considers a director’s independence. These independence standards incorporate the independence standards set forth in the Corporate Governance Rules of the Nasdaq Stock Market. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

Stockholder Communication with Directors

Discovery’s stockholders may send communications to the Board or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery, Inc., 8403 Colesville Road, Silver Spring, Maryland 20910. Communications from stockholders will be forwarded to Discovery’s directors on a timely basis.

BOARD COMPENSATION

The Compensation Committee reviews compensation for our non-employee directors and recommends any changes to such compensation to the Board for approval. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

We do not have any pension or retirement plans for our non-employee directors. Employee directors do not receive any compensation for their Board service.

The following table shows the cash and equity compensation levels that were in effect in 2018.

Board Service
Cash Compensation
Annual Retainer	$100,000
Annual Non-Employee Board Chair Retainer	$202,500
Initial and Annual Equity Compensation
Restricted Stock Units	$150,000

Committee Service Annual Retainers (cash)
Audit Committee	$20,000
Compensation Committee	$27,500
Finance Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Audit Committee Chair	$33,000
Compensation Committee Chair	$42,000
Finance Committee Chair	$25,000
Nominating and Corporate Governance Committee Chair	$17,500

Cash Compensation. Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. For the purpose of calculating these retainers and fees, the annual period commences with the election of directors at the Annual Meeting. The retainer paid to non-employee directors who are elected or appointed after the most recent annual stockholders’ meeting is prorated based on the quarter in which they join the Board.

Equity Compensation. Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan, as it may be amended from time to time. The Board determined for 2018 that the equity awards to directors should consist solely of restricted stock units (“RSUs”) of Series A common stock. Annual equity grants are made on the date of the annual stockholders’ meeting. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The number of RSUs is calculated by dividing the dollar amount of the award by the closing price of our Series A common stock on the last business day prior to the grant date. The Board has implemented a cap of $750,000 on individual director annual equity award grant date value. RSUs will vest 100% on the one-year anniversary of the grant date assuming continued service to such date. The RSUs granted to our directors do not include the right to receive cash dividends.

Board of Directors Stock Ownership Policy. In January 2013, the Board adopted a director stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of three times the then-current annual retainer for Board service, exclusive of any additional retainer with respect to committee or other service. Each director is expected to reach the stock holding target within five years from May 15, 2013, the effective date the policy was adopted or five years after joining the Board, for those directors joining after

May 2013. The Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs, but not shares underlying stock options, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. The Board may take any appropriate action to support the intent of the policy, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years. As of the date of this proxy statement, all directors have reached and maintained the stock holding target or are on track to do so.

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his or her RSU grant, they must make an irrevocable election before the end of the year prior to the year in which the grant is made, and must do so for the entire amount of the grant. For example, for the grants made in May 2018, directors made their deferral elections before the end of 2017. Directors do not receive cash dividends on deferred RSUs. Messrs. Anstrom, Beck, Gould, Lowe, R. Miron, Sanchez and Wargo and Ms. Swain elected to defer the settlement of their RSU grants made in 2018.

Expense Reimbursement. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether by commercial aircraft or private plane.

Director Education. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and its committees.

Charitable Contribution Matching Program. Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director within a given fiscal year. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. In order to be matched, the contribution must be tax-deductible by Discovery, Inc. Matching contributions under this program are included in the following 2018 Non-Employee Director Summary Compensation Table under the “All Other Compensation” column.

The following table summarizes the 2018 compensation provided to all persons who served as non-employee directors during 2018.

2018 Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
S. D. Anstrom	120,000	160,380	0	280,380
R. Beck	127,500	160,380	15,000	302,880
R. Bennett	125,000	160,380	0	285,380
P. Gould	160,938	160,380	0	321,318
K. Lowe	93,647	187,654	0	281,301
J. Malone	100,000	160,380	0	260,380
R. Miron	244,500	160,380	0	404,880
S. Miron	125,000	160,380	20,000	305,380
D. Sanchez	115,000	160,380	0	275,380
S. Swain	130,000	160,380	0	290,380
J. D. Wargo	154,563	160,380	0	314,943

(1)

The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2018 was $1,791,455, as calculated in accordance with FASB ASC Topic 718. At December 31, 2018, the following directors held stock options and RSUs:

Name	Series A Common Stock Options	Series C Common Stock Options	Series A Common Unvested or Deferred RSUs	Series C Common Unvested or Deferred RSUs
S. D. Anstrom	9,123	9,123	23,573	1,533
R. Beck	10,809	10,809	28,017	5,977
R. Bennett	10,809	10,809	6,733	0
P. Gould	10,809	10,809	21,816	3,977
K. Lowe	0	485,802	7,878	0
J. Malone	10,809	10,809	8,733	2,000
R. Miron	10,809	10,809	29,082	7,042
S. Miron	10,809	10,809	8,733	2,000
D. Sanchez	0	0	6,733	0
S. Swain	0	0	15,116	0
J. D. Wargo	10,809	10,809	27,082	5,042

(2)	The amounts for Messrs. Beck and S. Miron reflect matching charitable contributions made by Discovery on behalf of Messrs. Beck and S. Miron.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors consists of nine common stock directors, divided among three classes, and three preferred stock directors. Our Class II directors, who are being nominated for reelection at the Annual Meeting for a term that will expire in 2022, are Paul A. Gould, Kenneth W. Lowe and Daniel E. Sanchez. Our Class I directors, who were reelected at the 2018 annual meeting for a term that will expire in 2021, are Robert R. Beck, Susan M. Swain and J. David Wargo. Our Class III directors, who were reelected at the 2017 annual meeting for a term that will expire in 2020, are Robert R. Bennett, John C. Malone and David M. Zaslav. At each annual meeting, the successors of that class of directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Our Board of Directors also includes three preferred stock directors, S. Decker Anstrom, Robert J. Miron and Steven A. Miron, whose terms will expire at the Annual Meeting. Holders of our Series A-1 preferred stock vote on the election of each of the preferred stock directors, but do not vote on the election of any common stock director. At each annual meeting of stockholders, the preferred stock directors are elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Six director nominees will be voted on at the meeting. The three Class II director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. The three preferred stock director nominees will be voted upon and elected by the holders of shares of our Series A-1 preferred stock voting separately as a class.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Discovery director and for those directors whose terms of office will continue after the Annual Meeting. Each member of our Board of Directors and each director nominee possesses skills and experience which makes him or her an important component of the Board as a whole. While consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board.

The Discovery Board of Directors recommends a vote “FOR” the election of the nominated directors.

Director Nominees for Election by Holders of Shares of Series A Common Stock and Series B Common Stock as Class II Directors with Terms Expiring in 2022

Paul A. Gould Born September 27, 1945

A common stock director of Discovery since September 2008. Mr. Gould served as a director of Discovery Holding Company (“DHC”) from May 2005 to September 2008, when DHC merged with Discovery. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Mr. Gould served on the Board of Ampco-Pittsburgh until May 2018. Mr. Gould is a director at Liberty Global and is the chair of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Mr. Gould is also a director at Liberty Latin America, Ltd., and is chair of its Audit Committee and a member of its Nominating and Corporate Governance Committee.

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

Kenneth W. Lowe Born April 7, 1950

A common stock director of Discovery since March 2018. Mr. Lowe served as Chairman, President and Chief Executive Officer of Scripps Networks Interactive, Inc. (“Scripps Networks”) from July 2008 until March 2018, when Scripps Networks merged with a wholly-owned subsidiary of Discovery. Prior to that Mr. Lowe served as President and Chief Executive Officer of The E.W. Scripps Company from October 2000 to June 2008. Mr. Lowe served as President and Chief Operating Officer of The E.W. Scripps Company from January 2000 to September 2000.

Through his experience as a media executive, Mr. Lowe has developed a deep understanding of our industry. Mr. Lowe’s expertise in the media industry and experience as a public company executive makes him a valued addition to our Board.

Daniel E. Sanchez Born February 8, 1963

A common stock director of Discovery since May 2017. Since January 2007, Mr. Sanchez has engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012, Mr. Sanchez earned his master’s degree in tax law (LL.M.), and currently focuses his practice on the area of tax planning. He served as a director of Starz from January 2013 until December 2016, when it merged with Lions Gate Entertainment Corporation (“Lionsgate”), and a director of Lionsgate from June 2018 to the present. Mr. Sanchez is the nephew of John Malone.

Mr. Sanchez brings a unique legal perspective to our Board, focused in particular on tax law. Mr. Sanchez’s perspective and expertise assists the Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

Director Nominees for Election by Holders of Series A-1 Preferred Stock

S. Decker Anstrom Born August 2, 1950

A preferred stock director of Discovery since December 2012. Mr. Anstrom served as President of Landmark Communications and Chairman of The Weather Channel from 2002 until his retirement in 2008. From 2001 to September 2011, he served as a member of the Board of Directors and also as chair of the Governance Committee of Comcast Corporation.

Through his experience as a cable television executive, Mr. Anstrom has developed a deep understanding of our industry. Mr. Anstrom’s expertise in the cable television industry makes him a valued presence on our Board.

Robert J. Miron Born July 7, 1937

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chairman of Discovery since May 2014. Mr. Miron served as Chairman of Advance/Newhouse Communications (“Advance/Newhouse”) and Bright House Networks, LLC (“Bright House”), both communications companies, from July 2002, retiring in December 2010. From July 2002 to May 2008, Mr. Miron served as Chief Executive Officer of Advance/Newhouse and Bright House.

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board benefits from Mr. Miron’s long experience in management roles within our industry.

Steven A. Miron Born April 24, 1966

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chief Executive Officer of Advance/Newhouse since May 2008. Mr. Miron served as Chief Executive Officer of Bright House from May 2008 to May 2016, when it was acquired by Charter Communications, Inc. (“Charter”). He also served as President of Advance/Newhouse and Bright House from July 2002 to May 2008. Mr. Miron currently serves on the Board of Directors of Charter.

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of our industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board.

Common Stock Directors:

Class I Directors with Terms Expiring in 2021

Robert R. Beck Born July 2, 1940

A common stock director of Discovery since September 2008. Since 2001, Mr. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments.

Mr. Beck applies his expertise in the financial markets to the Board’s deliberations. Mr. Beck’s deep experience in corporate finance is of great value to our Board.

Susan M. Swain Born December 23, 1954

A common stock director of Discovery since December 2016. In March 2012, Ms. Swain was named Co-CEO and President of C-SPAN, a multichannel national distributor (TV, radio, internet) of public affairs content. She had served as President and Co-Chief Operating Officer of C-SPAN since December 2006. Ms. Swain also serves as an officer of National Cable Satellite Corporation, as a Director of the C-SPAN Education Foundation and as a member of the Executive Committee of the National Press Foundation. Ms. Swain served as a director of The Talbots, Inc. (“The Talbots”) from 2001 until The Talbots ceased to be a public company in 2012. Ms. Swain was Chairperson of The Talbots’ Corporate Governance and Nominating Committee and was a member of its Audit Committee. She was appointed as its Lead Independent Director in May 2010.

Ms. Swain brings her Board and committee work experience in the areas of national media, leadership of large organizations, and multichannel operations. Ms. Swain’s expertise in building and managing a national brand and in strategic planning, with a special emphasis on the national broadband transition, adds to the breadth of experience and expertise of our Board.

J. David Wargo Born October 1, 1953

A common stock director of Discovery since September 2008. Mr. Wargo served as a director of DHC from May 2005 to September 2008 when it merged with Discovery, Inc. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Liberty Global plc, Liberty TripAdvisor Holdings (“Liberty TripAdvisor”), Liberty Broadband, Strategic Education, Inc. and Vobile Holdings Limited. Mr. Wargo also serves on the Audit Committees of Liberty Global, Liberty TripAdvisor, Liberty Broadband, Strategic Education, Inc. and Vobile Holdings Limited.

Having an extensive career in public company finance, Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of over 40 years as a securities analyst.

Class III Directors with Terms Expiring in 2020

Robert R. Bennett Born April 19, 1958	A common stock director of Discovery since September 2008. Mr. Bennett served as President of DHC from March 2005 until September 2008 when it merged with Discovery. Mr. Bennett is the former President and Chief Executive Officer of Liberty Media Corporation (“Liberty Media”). He served in those positions from April 1997 until August 2005. He was one of the founding executives of Liberty Media and served as its Principal Financial Officer from its inception in 1991 until 1997. He currently is Managing Director of Hilltop Investments, LLC, a family investment company. Prior to his tenure at Liberty Media, Mr. Bennett worked with Tele-Communications, Inc. in a variety of financial positions and with The Bank of New York. Mr. Bennett was a director of Demand Media, Inc. from 2011 until February 2014. Mr. Bennett was a director and a member of the Audit Committee of Sprint Corporation from November 2006 until November 2016. He currently serves on the boards of Liberty Media and HP, Inc. Mr. Bennett also serves on the Audit Committee and chairs the Finance, Investment and Technology Committee of HP, Inc.

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board of Directors. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

John C. Malone Born March 7, 1941

A common stock director of Discovery since September 2008. Mr. Malone served as Chief Executive Officer and Chairman of the Board of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Mr. Malone has served as a director of Qurate Retail, Inc. (formerly Liberty Interactive Corporation) (including its predecessors) since 1994 and was its Chairman until March 2018, as Chairman of the Board of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, and as Chairman of the Board of Liberty Broadband since November 2014. Mr. Malone has served as the Chairman of the Board of Liberty Global since June 2013, having previously served as Chairman of the Board of Liberty Global’s predecessor, Liberty Global, Inc. from June 2005 to June 2013. Since November 2016, Mr. Malone has served as Chairman of the Board of Liberty Expedia Holdings, Inc. He has also served as a director of Expedia, Inc. since December 2012, having previously served as a director from August 2005 to November 2012. Mr. Malone previously served as: (i) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (ii) a director of Live Nation Entertainment, Inc. from January 2010 to February 2011, (iii) a director of Sirius XM Radio Inc. from April 2009 to May 2013, (iv) Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015 and (v) a director of Lionsgate from March 2015 to September 2018.

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone is well known for his sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board.

David M. Zaslav Born January 15, 1960

President, Chief Executive Officer and a common stock director. Mr. Zaslav has served as our President and Chief Executive Officer since January 2007 and as a common stock director since September 2008. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. (“NBC”), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav is a member of the board of Sirius XM Radio Inc., Grupo Televisa S.A.B and Lionsgate.

As CEO, Mr. Zaslav sets our goals and strategies. His ability as director to add his views to the Board’s deliberations is of significant benefit to the Board.

Except for Steven A. Miron being the son of Robert J. Miron and Daniel E. Sanchez being the nephew of John C. Malone, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has appointed them as our independent registered public accounting firm for fiscal 2019. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2019. The affirmative vote of a majority of the combined voting power of the outstanding shares of Series A common stock, Series B common stock and Series A-1 preferred stock present in person or represented by proxy at the meeting or by proxy and entitled to vote at the Annual Meeting on this proposal is required for ratification.

Even if the selection of PwC is ratified, our Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm.

The Discovery Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as Discovery’s independent registered public accounting firm for the year ending December 31, 2019.

Description of Fees

	2018	2017
Audit fees(1)	$12,823,150	$9,100,100
Audit related fees(2)	406,850	584,950
Tax fees(3)	1,142,201	2,340,333
All other fees(4)	152,963	11,400

Total fees	$14,525,164	$12,036,783

(1)

Audit fees include fees for the audit of the consolidated financial statements of Discovery and statutory audits for certain of Discovery’s foreign subsidiaries and joint ventures as well as fees for services provided in connection with securities and debt offerings.

(2)	Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting standards.
(3)

Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions, transfer pricing and consultation services. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, assistance with tax audits, and tax advice related to acquisitions and structure. Transfer pricing services relate to advice and assistance with respect to transfer pricing matters, including the preparation of reports used to comply with taxing authority documentation requirements.

(4)	Other fees consist of certain membership fees for accounting and industry reference materials.

Discovery’s Audit Committee has considered whether the provision of services by PwC to Discovery other than auditing is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Discovery’s Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, Discovery’s Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•

audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries and (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with securities offerings (including comfort letters and consents);

•

audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and

•

tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of Discovery’s Audit Committee. In addition, any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of Discovery’s Audit Committee. Discovery’s Audit Committee has delegated the authority for the foregoing approvals to the chairman of the Audit Committee, subject to his subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PwC in 2018 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by the Board of Directors of Discovery, Inc., based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board of Directors. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Audit Committee.” PwC, Discovery’s registered public accounting firm for 2018, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 61, as amended (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with PwC their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Discovery that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

J. David Wargo, Chair

S. Decker Anstrom

Susan M. Swain

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chair

Robert R. Beck

Paul A. Gould

Kenneth W. Lowe

COMPENSATION DISCUSSION AND ANALYSIS

This section analyzes and discusses our compensation programs and provides information about the compensation paid by Discovery to our Named Executive Officers, or “NEOs”:

•	David M. Zaslav, President and CEO;

•	Gunnar Wiedenfels, Chief Financial Officer (“CFO”);

•	Bruce L. Campbell, Chief Development, Distribution & Legal Officer;

•	Jean-Briac Perrette, President and CEO, Discovery International; and

•	Peter Faricy, CEO, Direct to Consumer.

Highlights

Discovery delivered strong operating and financial results in 2018.

Discovery is a leading global media and entertainment company. We delivered solid financial performance in 2018, reporting increases in revenue, adjusted operating income before depreciation and amortization (“OIBDA”), adjusted earnings per share and free cash flow.

In 2018, we achieved exceptional operating results, including:

•

Completed the acquisition and effective integration of Scripps Networks, creating the second largest-television company in the U.S. in terms of audience share and delivery, and drawing 20%—25% of women watching primetime every night across our U.S. portfolio;

•	Successfully broadcast the first of four Olympic Games across Europe;

•	Announced an unprecedented golf service in partnership with PGA Tour to become the new international home for golf programming and an exclusive global content partnership with Tiger Woods;

•	Formed a new streaming partnership with broadcaster ProSieben in Germany; and

•	Secured additional, favorable U.S. streaming agreements with Hulu and Sling TV.

In 2018, we established Discovery as a differentiated global content company and built operating momentum to continue the transformation of our business. Our talented executive team, including the NEOs, played a key role in driving these results.

We continue to pay for performance through our executive compensation program design.

We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world.

We use equity-based long-term incentive awards to attract new talent, motivate current executives to enter into or renew fixed-term employment agreements, and reward performance. We also provide meaningful performance-based annual bonus opportunities that align to key operational outcomes and individual performance.

Each of our NEOs received significant long-term incentive awards in 2018 as well as an annual cash bonus. Our short- and long-term incentive compensation programs are structured to:

•	pay for performance by aligning and measurably varying the size of performance-based awards directly with key operational outcomes, as well as the executive’s individual performance;

•	align the interests of management with those of our stockholders through equity and equity-type incentive awards and stock ownership guidelines; and

•	inspire dynamic leadership while not encouraging excessive risk taking.

In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between executive and stockholder interests.

We use long-term contracts where appropriate to secure the services of senior executives and use our executive compensation programs to support extended contract terms.

We believe that entering into fixed-term employment contracts with our senior executives provides management stability and helps ensure that we can access their services to drive our strategic objectives. When permitted by local law, these agreements also include customary restrictive covenants that protect our business from unfair competition after an executive separates from employment. Each of our NEOs was subject to a fixed-term employment contract during 2018. Each of these agreements includes a number of provisions related to components of compensation during the term of the agreement, as further detailed in “Executive Compensation—Executive Compensation Arrangements,” below. We extended Mr. Campbell’s agreement in February 2018, entered into a new agreement with our CEO, Mr. Zaslav in July 2018, and entered into a new agreement for Mr. Faricy when he was hired in September 2018.

In 2018, we entered into a new agreement with our CEO that will allow us to benefit from his leadership through 2023.

Mr. Zaslav is an outstanding leader who, over the course of his past twelve years as CEO, has built our company into a global media and entertainment company that serves passionate audiences of superfans around the world, reaching viewers in 220 countries and territories in nearly 50 languages. He has driven strong financial performance in challenging times, led the transformative acquisition and integration of Scripps Networks, and expanded our direct to consumer and authenticated streaming services and partnerships to position Discovery to compete as a global differentiated content company.

Mr. Zaslav has paved the way for Discovery’s growth. Under his leadership, our market capitalization has risen from $5 billion to $21 billion through growth and acquisition, our award-winning content has continued to draw growing audiences around the world, and we have become a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct to consumer streaming services such as Eurosport Player and Motor Trend OnDemand; GolfTV, created in partnership with the PGA Tour; and digital-first and social content from our strategic investment in Group Nine Media.

In July 2018, Discovery’s Board of Directors and Mr. Zaslav reached a new agreement to secure him as the leader of the Company through the end of 2023 (the “Zaslav 2018 Employment Agreement”). The contract followed Mr. Zaslav’s leadership of the acquisition of Scripps Networks and positioned him to lead the transformation of our combined business. The contract is structured around performance-based long-term equity, with the majority of his compensation in the form of stock option grants that require sustained increases in share price through the term of the agreement to provide value. The contract also imposed significant equity holding requirements (absent an intervening change in control or termination of employment), further aligning his interests with those of our stockholders.

Mr. Zaslav’s agreement has a five and one-half year term. The contract stipulates an annual base salary of $3 million for the entire term with no base salary increase (the same base salary that applied under Mr. Zaslav’s prior employment agreement, the “Zaslav 2014 Employment Agreement”). The Zaslav 2018 Employment

Agreement provides for an annual performance-based bonus opportunity; the target amount for 2018 was $9 million, the same level specified under Mr. Zaslav’s prior agreement, with the target value increasing to $22 million for 2019 and beyond. The payout and amount of the bonus is contingent on achievement of quantitative and qualitative goals set by the Compensation Committee in consultation with the Board each year.

The bulk of Mr. Zaslav’s compensation is tied to Discovery’s stock performance, in the form of equity awards. The agreement provides for a large upfront award of stock options, which was made in July 2018 at the time the agreement was executed. The stock option award is divided into five separate grants with increasing grant prices and staggered vesting, meaning that the awards require sustained and substantial increases in stock price to deliver value. The first award (20% of the options) has a grant price of the closing price at the time the agreement was approved on July 16, 2018, with the remaining awards based on above-fair-market-value grant prices that increase 5% for each grant, ranging from 105% to 121.55% of the July 16, 2018 closing price. The vesting of the stock option awards extends over the term of the agreement, with the final tranches not vesting until December 31, 2023, the end of the employment agreement term.

Mr. Zaslav’s 2018 compensation reflected in the Summary Compensation Table for 2018 reflects the large stock option award described above and in more detail in “Executive Compensation—Executive Compensation Arrangements,” below. This award directly links Mr. Zaslav’s interests to those of our shareholders and rewards substantial and sustained stock price growth. The terms of Mr. Zaslav’s employment agreements are discussed in “Executive Compensation—Executive Compensation Arrangements,” below.

Role of the Compensation Committee

Our Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) operates pursuant to a written charter, a copy of which is posted on the Investor Relations section of our website, https://corporate.discovery.com. The Committee is responsible for developing, implementing and regularly reviewing adherence to our compensation philosophy. In fulfilling these responsibilities, the Committee:

•	regularly reviews best practices and market trends in executive compensation and modifies our programs to support Discovery’s business goals and strategies;

•	conducts annual risk assessments of our compensation programs;

•	aligns compensation decisions with our corporate objectives and strategies;

•

reviews and approves the amounts and elements of compensation and the terms of new employment agreements or extensions to existing employment agreements for our CEO and other NEOs, other executive officers and certain other key employees; and

•	approves the annual quantitative and qualitative goals relevant to the compensation of our CEO, and the bonus design and metrics for our NEOs and other executive officers.

The Committee regularly consults with the Board regarding compensation decisions for the CEO, including, in 2018, the terms and structure of the Zaslav 2018 Employment Agreement.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in the compensation decisions for the NEOs other than himself. The CEO makes annual recommendations to the Committee regarding base salary, annual cash bonus, and long-term incentive awards for each of his direct reports, including the other NEOs. The CEO also recommends to the Committee proposed terms of new employment agreements and amendments to existing agreements for the other NEOs, working closely with Adria Alpert Romm, our Chief Human Resources and Global Diversity Officer, to develop these recommendations. The CEO’s recommendations are based on:

•	his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance;

•	the performance of Discovery, as well as of the department or group that the executive leads;

•	the executive’s compensation relative to that of our other executives (internal equity);

•	the executive’s compensation relative to that of executives in similar roles in the companies in our peer group (external competitiveness);

•	our overall approach to compensation for employees for the year;

•	achievement of applicable annual performance goals; and

•	contractual obligations under the individual’s employment agreement.

The CEO also provides the Committee with proposed goals for himself. The Committee reviews and modifies these goals to ensure that they align with the approved strategies and priorities set by the Board and then discusses the revised goals with the CEO, including the weightings to reinforce which goals have the greatest priorities for the year. The degrees to which the CEO achieves the goals are used, in part, to determine the annual bonus of the CEO. The CEO provides his own assessment of his performance and achievement of goals, but does not otherwise participate in the Committee’s deliberations or decisions regarding his annual compensation.

Relationship with and Role of the Compensation Consultant

The Committee has retained an independent compensation consultant, The Croner Company (“Croner”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. Croner is retained directly by, and reports to, the Committee. Croner attended all sixteen Committee meetings held in 2018. Croner assisted the Committee by providing the following services, among others:

•	assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;

•	advising the Committee on competitive practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;

•	advising on employee equity grants, executive employment agreements and other executive compensation matters;

•	assisting the Committee with the periodic review of its charter;

•	providing an evaluation and assessment of risk in compensation program design, policies and procedures;

•	reviewing this Compensation Discussion and Analysis; and

•	benchmarking director compensation for Board and committee service.

Prior to being engaged by the Committee, Croner historically had provided compensation survey data to the Company and performed custom surveys on industry compensation practices. In 2011, the Committee adopted a Compensation Consultant Independence Policy to address the ongoing need for this survey work and to determine the process under which work by Croner for the Company would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2018, the only services provided by Croner to management were the pre-authorized survey services. Total fees paid to Croner by Discovery in 2017 (other than fees for Croner’s services to the Committee) were less than $15,000.

The Committee annually reviews its relationship with Croner as an independent compensation consultant to determine if Croner has any conflict of interest in its services to the Committee. In the 2018 review, after considering the factors set forth in the applicable securities regulations and stock exchange rules, the Committee concluded that Croner did not have a conflict of interest with respect to the services it provides to the Committee. The Committee’s conclusion was based on the following:

•

Croner reports solely to the Committee. Discovery’s management is not involved in the negotiation of fees charged by Croner or in the determination of the scope of work performed by Croner. The Committee has the sole authority to hire and terminate the independent compensation consultant;

•	there are no business or personal relationships between Croner and any member of the Committee or any executive officer of the Company;

•

the Committee has a Compensation Consultant Independence Policy to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;

•	the survey work performed by Croner was very limited, and no non-survey work was performed (other than Croner’s services for the Committee);

•

according to data provided by Croner, revenue from Discovery (other than fees for Croner’s services to the Committee) represented less than 1% of Croner’s total revenue 2018, and for each of the previous fiscal years in which Croner served as independent consultant to the Committee;

•	Croner disclosed its conflicts of interest policy to the Committee. The Committee believes that this policy provides reasonable assurance that conflicts of interest with Croner will not arise; and

•	Croner has represented to the Committee that, per its conflicts of interest policy, neither Croner nor any Croner employee is a stockholder of Discovery.

Compensation Philosophy

Discovery’s compensation philosophy is to pay for performance, to encourage excellence and to reward executives who deliver. Our programs are designed to provide above-median total direct compensation when our executives deliver above-median performance, as evaluated against both internally set objectives and the peer group companies. We value fixed-term employment agreements when appropriate, and, in 2018, each of our NEOs was subject to a fixed-term employment agreement, as further described in “Executive Compensation—Executive Compensation Arrangements,” below. The terms of these agreements generally incorporate initial compensation elements, including an initial base salary, annual cash bonus target, and “sign on” or contract renewal equity awards. The Committee approves the terms of employment agreements consistent with our overall compensation philosophy, taking into account appropriate compensation elements to secure the services of our senior executives for multi-year terms.

Discovery’s compensation programs are designed to implement its pay for performance compensation philosophy, as follows:

•	ensure a strong alignment of the interests of Discovery’s stockholders, employees, and the Company;

•	pay for performance, both short-term and long-term;

•	pay competitively, across salary grades and geographies; and

•	apply compensation policies in an internally consistent manner.

As part of this design, the Committee is regularly provided with information regarding the program design, bonus targets and equity grant guidelines for our employees throughout the Company. The Committee reviews the results of the annual bonus and equity grant processes to assess whether the Company is implementing our pay for performance philosophy. The Committee determines the group of executives over which it will retain oversight, and includes senior executives in addition to Discovery’s NEOs in those reviews.

Elements of Compensation

Total direct compensation for each NEO consists of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, the target amount of each NEO’s annual cash bonus as a percentage of base salary.
Annual Cash Bonus	Each NEO has a target cash bonus opportunity, set as a percentage of base salary (or in Mr. Zaslav’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and individual performance to focus our executives on our financial and operational goals. Ensure that our compensation mix remains competitive with our industry. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.
Long-Term Incentive Awards	Annual equity and equity-type awards, in the form of non-qualified stock options, performance-based restricted stock units, restricted stock units and stock appreciation rights. Each type of award instrument generally vests in tranches over multiple years.	Deliver a substantial portion of an executive’s annual total direct compensation in equity or equity-type awards to align our executives’ interests with those of our stockholders. We also use long-term incentive awards as a tool to encourage an executive to enter into a new employment agreement or extend an existing agreement. These awards serve as retention tools and align an executive’s interests to those of our stockholder. Performance-based Restricted Stock Units (“PRSUs”) also incent NEOs to achieve Company financial goals or other operational goals that are expected to lead to increased stockholder value.

Performance-Based Pay

The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. More than 50% of the annual total direct compensation for each NEO for 2018 was performance-based, except as described otherwise below.    In 2018, the Committee approved one-time grants of time-based RSUs to Messrs. Campbell and Faricy in connection with extending Mr. Campbell’s employment agreement and entering into a new employment agreement with Mr. Faricy. The Committee determined that these were appropriate given the multi-year nature of these agreements, which are described in “Executive Compensation—Executive Compensation Arrangements,” below. When including these one-time grants in addition to the annual compensation awarded to these two NEOs, less than 50% of their respective total direct compensation for 2018 was performance-based. Excluding these one-time grants in 2018, the majority of target annual compensation for Messrs. Campbell and Faricy under their respective employment agreements is performance-based. These agreements are described in “Executive Compensation—Executive Compensation Arrangements,” below.

We believe the mix of compensation for our NEOs is competitive with the compensation practices specific to our industry and appropriately balanced to benefit the Company in both the short- and long-term so as not to encourage our NEOs to take undue risks. Annual cash bonus awards are more fully described in “—2018 Compensation Decisions—Annual Cash Bonus Awards,” below, and our long-term incentive compensation programs are more fully described in “—2018 Compensation Decisions—Long-Term Incentive Compensation,” below.

Compensation Decisions Framework

The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary (“Annual Base Salary Review”), the payout amount for annual cash bonus awards with respect to the immediately preceding year (“Annual Bonus Review”), and annual long-term incentive (“LTI”) awards (“Annual LTI Review”) for our executive officers. This annual process includes a review of the following factors, designed to align the Committee’s compensation actions with our compensation principles and objectives:

•	executive compensation market data from the Company’s peer group (discussed below);

•	relevant employment contract requirements;

•	self-evaluation of each NEO’s annual performance;

•	the CEO’s evaluation of each NEO’s annual performance (other than Mr. Zaslav himself);

•	achievement of annual quantitative goals for the Incentive Compensation Plan (“ICP”), the annual cash bonus program that applies to the NEOs other than the CEO;

•	achievement of quantitative and qualitative goals that are set by the Committee each year for the annual bonus for the CEO; and

•	Discovery’s Total Shareholder Return (“TSR”) and other comparative financial measures relative to the peer companies, as discussed below.

These factors are considered as a whole, with no specific weight given to any particular factor or factors.

Additional detail about the factors considered in the Committee’s compensation decisions is below.

Peer Group Analysis and Comparative Financial Review

The Committee annually reviews data from a group of publicly-traded peer companies to support compensation decisions for the NEOs. The peer companies are chosen to best match our Company’s scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, as well as proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison (including removing peers that have been acquired or otherwise materially have changed their corporate structure). The Committee used the following peer group for compensation decisions made in December 2017 and 2018 (the “2018 Peer Group”) after concluding that the group provided a good mix of companies with a strong focus on content and international reach:

21st Century Fox, Inc.

Activision Blizzard, Inc.

AMC Networks Inc.

CBS Corporation

Charter Communications, Inc.

Lions Gate Entertainment Corp.

Netflix, Inc.

Scripps Networks Interactive, Inc.

Time Warner Inc.

Viacom Inc.

The Committee considered market data from the 2018 Peer Group in the Annual Base Salary Review and Annual LTI Review, and used this data in determining the compensation terms of the new agreement for Mr. Faricy and the extension for Mr. Campbell.

The Committee also reviewed data from international companies, in an effort to identify relevant market data for Mr. Perrette’s role as leader of our international division. The Committee reviewed a group of media and content companies publicly traded in the United Kingdom (“U.K.”) and determined that a mix of traditional media, broadcasting, and publishing companies would be relevant comparators. The Committee selected WPP Group, Sky PLC, RELX Group, Pearson, ProSiebenSat.1 MediaSE, ITV PLC, Informa, and UBM (the “International Peers”) to serve as a reference point in assessing Mr. Perrette’s compensation and reviewed compensation data for the CEOs of that group, applying a 30% discount to factor in Mr. Perrette’s role as a division president rather than CEO of a standalone entity. The Committee determined that 30% was a reasonable amount to discount the market data given the difference between leading a division and a company as a whole.

In October 2018, the Committee reviewed the peer group to address changes in corporate structure during the year, including the Company’s acquisition of Scripps Networks (historically a member of our peer group) and the pending sale of 21st Century Fox to The Walt Disney Company (“Disney”). The Committee removed Scripps Networks and 21st Century Fox, and concluded that Disney should be added to the peer group. The Committee considered the global nature of Disney’s operations and its extensive content and programming focus in concluding that it was an appropriate addition to the peer group.

Each year, the Committee reviews comparative TSR and other financial measures for the peer group. In December 2017, the Committee reviewed revenue, Adjusted OIBDA, free cash flow, enterprise value, earnings per share and TSR for the Company (the “Comparative Financial Measures”) as compared to the 2018 Peer Group. The Committee conducted this review in December 2017, in preparation for the 2018 Annual Base Salary Review, Annual Bonus Review, and Annual LTI Review. In this review, the Committee concluded that the Company had performed at or above the median of the relevant peer group for Adjusted OIBDA, Free Cash Flow and Earnings per share but lagged behind its peers in other measures.

Comparative Financial Measures Reviewed in December 2017

	Affiliate Revenues	Advertising Revenues	Total Revenues	Adjusted OIBDA	Free Cash Flow	Enterprise Value	Earnings Per Share	TSR
	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	3 Year
Median (excluding Discovery)	6.6%	1.7%	8.9%	2.3%	6.9%	4.2%	6.6%	10.1%
Discovery, Inc.	6%	-1%	2.2%	0.2%	9.9%	-12.2%	4.9%	-45.1%
Discovery Percentile Rank Among Peers	33%	18%	32%	48%	56%	6%	48%	5%

(1)

CAGR = Compound Annual Growth Rate. Utilizes December 31, 2014 data for starting data point and TTM for the end data point. TTM = Trailing Twelve Months (October 1, 2016 – September 30, 2017). TTM was utilized because year end 2017 data was not yet available.

The Committee used this review as a reference in determining that it was appropriate to make equity awards in the 2018 Annual LTI Review.

The Committee reviewed the same Comparative Financial Measures in December 2018 in assessing compensation actions to be made in February 2019, including determining not to make a discretionary downward adjustment of the payout amount for PRSU awards to Messrs. Campbell and Perrette in 2016 that were scheduled to vest in 2019.

Comparative Financial Measures Reviewed in December 2018

	Affiliate Revenues	Advertising Revenues	Total Revenues	Adjusted OIBDA	Free Cash Flow	Enterprise Value	Earnings Per Share	TSR
	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	3 Year
Median (excluding Discovery)	7.0%	1.3%	4.4%	3.1%	12.3%	16.0%	21.5%	42.2%
Discovery, Inc.	11.6%	17.0%	14.5%	-12.1%	18.9%	14.3%	N/A	15.2%
Discovery Percentile Rank Among Peers	80%	100%	63%	Min	100%	63%	N/A	38%

(1)

CAGR = Compound Annual Growth Rate. Utilizes December 31, 2015 data for starting data point and TTM for the end data point. TTM = Trailing Twelve Months (October 1, 2017 – September 30, 2018). TTM was utilized because year end 2018 data was not yet available.    Discovery was excluded from Diluted EPS CAGR analysis.

Target Pay Positioning

The Committee generally targets executive compensation to be between the median and 75th percentile of the compensation paid by our peer group companies, identified above under “—Peer Group Analysis.” The Committee uses the applicable peer group benchmark and survey data as a reference rather than as a strict guide for compensation decisions and retains flexibility in setting individual target total direct compensation. The Committee may set compensation at or below median for executives who are new to Discovery, to allow delivery of compensation over time that rewards sustained performance. This was the case with the compensation for Mr. Wiedenfels, who joined Discovery in 2017.

In December 2017 and again in February 2018, the Committee reviewed market data for each NEO (other than Mr. Faricy, who had not yet joined the Company), as compared to our 2018 peer group with respect to 2017 total direct compensation, both at target and actual, spreading the value of any one-time contractual equity award over the term of the applicable contract. In this review, the Committee compared each executive’s compensation to that of the corresponding position in the applicable peer group. The Committee undertook the review in setting total direct compensation for 2018, and at that time, the comparison to our peer group was as follows:

NEO	Target Pay Against 2018 Peer Group (Before 2018 Compensation Actions)	Actual Pay Against 2018 Peer Group (Before 2018 Compensation Actions)
Mr. Zaslav	Above 75th percentile	Above 75th percentile
Mr. Wiedenfels	Below median	Below median
Mr. Campbell	Between median and 75th	Between median and 75th
Mr. Perrette	Between median and 75th	Between median and 75th

Tally Sheets

The Committee regularly reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) was the U.S. federal tax provision that generally limited the tax deductibility of compensation paid to “covered employees” to $1 million. Performance-based compensation paid through calendar year 2017 was not subject to the limits on deductibility of Section 162(m), provided such compensation met specified requirements, including shareholder approval of material terms of compensation. Deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017 effective January 1, 2018, subject to transition rules. In addition, the definition of “covered employees” under Section 162(m) was amended to expand the definition of “covered employees.” As such, effective January 1, 2018 “covered employees” include any person who was the chief executive officer or chief financial officer at any time during the tax year, as well as the next three most highly paid NEOs as of the last day of the taxable year. In addition, any person who was a covered employee as of January 1, 2017 or becomes a covered employee thereafter will remain a covered employee in perpetuity.

As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above (other than certain grandfathered compensation) will not be deductible by us. The Committee considers tax deductibility in making compensation decisions, to the extent deductibility is reasonably practicable and consistent with our other compensation objectives. These considerations were a factor in determining the general long-term incentive program for our senior executives and the use of PRSU and SAR awards for our senior executives, and the change in law was a factor in the Committee’s determining to make awards of RSUs rather than PRSUs to NEOs other than the CEO in the February 2018 Annual LTI Review. As discussed below, the driving factor in deciding to make awards of RSUs to NEOs other than the CEO in 2018 was the uncertainty of financial metrics based on the impending Scripps Networks transaction, but the Committee did consider the impact of the change in tax law as well. The Committee also considered this legal change in deciding to continue to make RSU awards to senior executives other than the CEO in the February 2019 Annual LTI Review, as further discussed in “Changes to Executive Compensation Programs and Arrangements in 2018,” below.

NEO Responsibilities and Accomplishments

Company performance and/or individual achievements play a strong role in many of the compensation decisions for our NEOs, as further described below. The Committee considered the Company’s operational accomplishments and solid financial performance in 2018, as well as each of the individual NEOs’ responsibilities and 2018 accomplishments in making compensation decisions. We have summarized each NEO’s overall performance and accomplishments below.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. In 2018, Mr. Zaslav led extraordinary operating accomplishments, including the successful acquisition and integration of Scripps Networks with significant cost and operating synergies, other strategic acquisitions and partnerships to drive our direct to consumer strategy, and the broadcast of our first Olympic Games across Europe. Mr. Zaslav set the stage for long-term growth to extend and enlarge our audiences, expanding our reach on all screens and to new services and distribution platforms. Mr. Zaslav designed a new global organization and leadership team for the combined company, including the creation of the role of Chief Direct to Consumer Officer and the successful recruitment of Mr. Faricy for that role.

Mr. Wiedenfels: Mr. Wiedenfels is our CFO and reports to our CEO. Mr. Wiedenfels made strong contributions in 2018, driving the planning and implementation of the Scripps Networks integration and transformation of the combined company. Mr. Wiedenfels led the rigorous execution of the integration and transformation efforts, with positive Adjusted OIBDA and Adjusted Free Cash Flow. Mr. Wiedenfels established new data-driven processes to evaluate return on investment in content spending, refined our message to investors, and built key relationships internally and externally.

Mr. Campbell: Mr. Campbell is our Chief Development, Distribution & Legal Officer and reports to our CEO. Mr. Campbell successfully led a number of significant acquisitions and other transactions and partnerships in 2018, including the closing of the Scripps Networks transaction, carriage deals with streaming services Sling and Hulu, the agreement with the PGA Tour to launch the GolfTV streaming service, and the partnership with ProSieben in Germany. Mr. Campbell also led our Domestic Distribution division in 2018, with strong renewals of key affiliate agreements. Mr. Campbell provided outstanding legal support for the Company and leadership of business affairs, production management, and our internal studios.

Mr. Perrette: Mr. Perrette serves as CEO and President of Discovery International and reports to our CEO. Mr. Perrette drove strong performance and long-term value in our international division in 2018, including the successful broadcast of the Olympic Games in PyeongChang across Europe and driving growth in our Eurosport Player streaming service to over one million subscribers. Mr. Perrette drove robust operational management of his division, overdelivering on Adjusted OIBDA, including rapid leveraging of the Scripps Networks content library in international markets. Mr. Perrette also was a key leader in the negotiation of strategic sports rights acquisitions and sublicenses in international markets.

Mr. Faricy: Mr. Faricy joined our Company as CEO, Direct to Consumer, on September 17, 2018, reporting to our CEO. Mr. Faricy delivered strong performance in 2018 in assessing our direct to consumer strategy and creating a cohesive direct to consumer leadership team to support our growth.

2018 Compensation Decisions

The following chart summarizes the compensation decisions for 2018 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussion immediately below the chart.

Element of Compensation	2018 Compensation Decisions
Base Salary

Maintained base salary for Mr. Zaslav.

Increased base salary for Messrs. Wiedenfels and Perrette in the 2018 Annual Base Salary Review.

Increased Mr. Campbell’s base salary in connection with the extension of his employment agreement in February 2018.

Established Mr. Faricy’s salary as part of the terms of his employment agreement.

Annual Cash Bonus	Paid annual cash bonuses to each of the NEOs in the 2018 Annual Bonus Review.

Long-Term Incentive Awards

Awarded SARs and PRSUs to Mr. Zaslav, in amounts as agreed in the Zaslav 2014 Employment Agreement, while still in effect. Awarded stock options to Mr. Zaslav as specified in the Zaslav 2018 Employment Agreement.

Awarded stock options and RSUs to Messrs. Wiedenfels, Campbell and Perrette in the Annual LTI Review.

Awarded RSUs to Mr. Faricy as specified in his employment agreement upon hire.

Base Salary

Mr. Zaslav: Under the terms of the Zaslav 2014 Employment Agreement, Mr. Zaslav’s base salary was set at $3 million for 2014 and was to remain the same for the remainder of the six-year term (through 2019). The Zaslav 2018 Employment Agreement maintains Mr. Zaslav’s base salary at $3 million for its term through 2023. The Committee determined that it was appropriate to retain Mr. Zaslav’s base salary at the same level and to focus the compensation elements of the agreement on performance-based pay. These agreements are further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Wiedenfels: The Committee increased Mr. Wiedenfels’ base salary by 3% to $1,133,000 in the 2018 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation and Mr. Wiedenfels’ strong performance, with reference to the 2018 Peer Group market data.

Mr. Campbell: The Committee increased Mr. Campbell’s base salary by 13%, to $1,800,000 as specified by the February 2018 extension of his employment agreement. The Committee considered Mr. Campbell’s sustained strong performance, market data from the 2018 Peer Group, internal equity, and the long-term nature of the agreement in determining the appropriate base salary adjustment. This increase was in lieu of any further increase as part of the 2018 Annual Base Salary review. Mr. Campbell’s employment agreement is further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Perrette: The Committee increased Mr. Perrette’s base salary by 3% to £1,246,558 in the 2018 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation and Mr. Perrette’s strong performance, with reference to the 2018 Peer Group market data.

Mr. Faricy: The Committee set Mr. Faricy’s base salary at $1,400,000 in the negotiation of his new hire employment agreement. The Committee considered market data from the 2018 Peer Group and the need to incent Mr. Faricy to leave employment with another company to work for us. The Committee also considered internal equity and the base salary of Mr. Faricy’s peers within Discovery.

Annual Cash Bonus Awards

We made annual cash bonus awards to each of the NEOs with respect to 2018 in the Annual Bonus Review in February 2019. The annual bonus target amount for each NEO other than Mr. Zaslav is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join our Company, an assessment of what level of compensation is needed to encourage the individual to accept our offer of employment. If an executive works only part of the year, the bonus amount generally is subject to proration based the period of employment; the bonus amount for 2018 for Mr. Faricy was prorated based on his service in 2018.

Each of the NEOs other than Messrs. Zaslav and Wiedenfels participated in the ICP in 2018, our annual bonus plan that applies broadly to employees around the world. As discussed below, the determination of the actual cash bonus under the ICP is based on achievement of annual financial targets as applied to the target value. The bonus design rewards individual performance through allocation of a “performance pool,” additional funding that is based on overachievement of the Adjusted Free Cash Flow metric and then allocated to high performing employees, including the NEOs other than Mr. Zaslav. In 2018, we also implemented a “modifier” based on Digital results, which modifies the calculation of the performance against the financial targets by up to 10% (up or down) based on achievement of Digital revenue targets.

The bonus structure for Messrs. Zaslav and Wiedenfels was designed by the Committee to meet specific objectives. As discussed below, the annual bonus for each of the CEO and CFO is based 50% on achievement of financial targets and 50% on qualitative goals. Unlike the ICP design, which is calculated first based on performance against financial measures and then finalized based on an assessment of individual performance, the bonus for these two NEOs is based 50% on qualitative goals determined without reference to the Company’s performance against financial targets. Given the role of each of the CEO and the CFO in setting the annual financial targets used for the ICP, the Committee concluded that it would be appropriate to have a substantial part of their bonus opportunities based on separate qualitative measures. Mr. Wiedenfels is eligible for allocation of the ICP performance pool consistent with the process for other senior executives, including Messrs. Campbell, Perrette and Faricy.

This combination of financial targets and qualitative goals allows the Committee to incentivize and reward appropriate setting of financial targets by the CEO and the CFO; the Committee adopted this design as a result of its ongoing risk assessment of our executive compensation programs.

In recommending the performance pool element of the bonus payouts with respect to 2018, Mr. Zaslav and the Committee particularly considered the efforts of Messrs. Wiedenfels, Campbell and Perrette in planning and leading the integration of Scripps Networks and transformation of our combined company.

The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement. The following chart summarizes the 2018 bonus target amount and actual payout for each NEO:

NEO	2018 Target Amount	2018 Metrics	2018 Bonus Award
David M. Zaslav, CEO	$9 million (equivalent of 300% of base salary)	50% qualitative goals 50% quantitative goals	$9 million, based on achievement of 100% of the quantitative goals and 100% of the qualitative goals. The aggregate payout amount was 100% of target.

Gunnar Wiedenfels, CFO	$1,359,600 120% of base salary	50% qualitative goals 50% quantitative goals Individual performance factored with allocation of performance pool	$2,422,507, based on achievement of 100% of the quantitative goals and 96.8% of the qualitative goals and allocation of the performance pool. The aggregate payout amount was 178% of target, reflecting Mr. Wiedenfels’ strong individual performance and substantial contributions to our transformation and integration activities in 2018.

Bruce L. Campbell, Chief Development, Distribution & Legal Officer	$2,655,540 150% of base salary

100% ICP calculation

100% of ICP assigned to achievement of Company-wide financial metrics

Modifier base on Discovery Digital Revenue applied to financial results to increase or decrease payout by up to 10%

Individual performance factored into ICP calculation with allocation of performance pool

$3,811,762, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was 144% of target, reflecting Mr. Campbell’s strong individual performance and contributions in 2018.

Jean-Briac Perrette, President and Chief Executive Officer, Discovery International	£1,869,837 150% of base salary

100% ICP calculation

80% of ICP assigned to achievement of international division financial metrics

20% of ICP assigned to Company-wide financial metrics

Modifier base on Discovery International Digital Revenue applied to financial results to increase

£2,778,590, based on calculation of the ICP payout. ICP calculation based on Company and international division performance and allocation of the performance pool. The aggregate payout amount was 149% of target, reflecting Mr. Perrette’s impactful contributions and individual performance in 2018.

NEO	2018 Target Amount	2018 Metrics	2018 Bonus Award
or decrease payout by up to 10% Individual performance factored into ICP calculation and allocation of performance pool

Peter Faricy, CEO, Direct to Consumer	$487,890 120% of base salary

100% ICP calculation

100% of ICP assigned to achievement of Company-wide financial metrics

Modifier base on Discovery Digital Revenue applied to Financial results to increase or decrease payout by up to 10%

Individual performance factored into ICP calculation with allocation of performance pool

$557,406, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was 114% of target, reflecting Mr. Faricy’s strong performance since joining the Company and takes into account the proration because of his September 2018 start date.

Annual Cash Bonus Awards for Messrs. Zaslav and Wiedenfels

The annual cash bonuses for Messrs. Zaslav and Wiedenfels are based on achievement of Company financial and individual qualitative goals. The Committee approved goals for each in the second quarter of 2018 (after the closing of the Scripps Networks transaction), with goals based 50% on quantitative financial achievement and 50% on qualitative goals related to individual accomplishments. This bonus design is intended to tie the annual bonus for the CEO and CFO to overall Company performance as well as qualitative measures and to moderate the amount of the incentive based on purely financial measures. The Committee determined this was appropriate given their significant roles in setting the Company’s annual plan based on these financial measures.

The quantitative goals were based on:

•	Net Revenue;

•	Adjusted Free Cash Flow (as defined in the next table); and

•	Further Adjusted OIBDA (as defined in the next table).

The Committee determined that including all three measures was appropriate for the CEO and CFO given the scope of their responsibilities and direct impact on resource allocation decisions.

The Committee annually reviews potential adjustments to performance against these measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency-neutral. The Committee groups adjustments into three categories:

•	unplanned acquisitions and divestitures (and related expenses and revenues);

•	unplanned programming or new business investments; and

•

corporate transactions and legal expenses (including corporate debt transactions, accounting or legal changes that resulted in unforeseen changes, and significant legal and consulting fees for unbudgeted matters).

The table below provides the definition of each of the three financial metrics and describes at a high level the 2018 adjustments:

Financial Metric	Definition	2018 Adjustments
Net Revenue	Revenue from ordinary business operations.	Adjustments in the following areas: unplanned divestiture of our Education business and contribution of assets into a joint venture in Germany, unplanned programming and other investments associated with the acquisition of a digital terrestrial television channel in the U.K., international programming investments and an adjustment based on the timing of the adoption of the plan to address actual performance in the first quarter.

Adjusted Free Cash Flow	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.	Adjustments on the same bases described above, as well as adjustments for payments related to the Scripps Networks acquisition and related content contract restructuring, currency adjustments and deferral of federal tax payment timing.

Further Adjusted OIBDA	Revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions.	Adjustments on the same bases described above for Revenue and Adjusted Free Cash Flow.

The quantitative goals were weighted to reflect equal emphasis on the three measures. The Committee approved the targets in early 2018. For 2018, the quantitative targets, weighting and results were:

	Weighting	Threshold	Target	Actual Achievement
Net Revenue ($ in millions)	33.3%	$9,107	$11,383	$11,417
Adjusted Free Cash Flow ($ in millions)	33.3%	$1,777	$2,221	$2,569
Further Adjusted OIBDA ($ in millions)	33.3%	$3,476	$4,345	$4,476

The Committee set the individual qualitative goals for Mr. Zaslav related to areas of strategic priority for the Company, and for Mr. Wiedenfels based on the priorities in his role as CFO. The Committee sets updated goals each year based on the changing priorities of the Company, and there is variation from year to year in both the substance of the annual goals and how they are weighted.

For 2018, Mr. Zaslav’s qualitative goals, with weighting, were to:

•	successfully integrate Scripps Networks and drive cost and revenue synergies (35%);

•

outperform peers in growth across domestic and international networks through brand defining content investment with worldwide application, drive strategic allocation of assets for long term growth and return on investment and further develop and curate viewer allegiance to our networks worldwide (15%);

•	drive revenue through strong affiliate sales on cable, free to air, and digital platforms to outperform domestic and international peers (15%);

•	grow digital and direct to consumer business organically and through acquisition of content and distribution, including building the US GO platform, Eurosport Player, DPlay, and Motor Trend (25%); and

•

design and implement a top-notch global organization after the closing of the Scripps Networks acquisition, build succession plans for CEO and key leadership roles, and attract, retain and reward exceptional talent while supporting our core values and diversity (10%).

For 2018, Mr. Wiedenfels’ qualitative goals, with weighting, were to:

•	successfully drive the planning and implementation of the transformation of our combined company after the closing of the Scripps Networks acquisition (25%)

•	lead the integration of the finance function, financial reporting, and controls environment post-Scripps Networks acquisition (25%);

•	build a new global finance organization (15%);

•	optimize production and content efficiency (10%);

•	establish a structured process to evaluate investments and review their performance (10%);

•	post-acquisition of Scripps Networks, drive a clear narrative for investors on the strategy of the combined transformed company (10%); and

•	optimize core finance activities, including tax, treasury and capital structure (5%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals and reflects the significant emphasis on successful integration of Scripps Networks. The Committee historically has set annual qualitative goals with a significant degree of “stretch” and has evaluated achievement against the goals by requiring a significant degree of over-performance to meet the goal.

In early 2019, the Committee reviewed the achievement of these quantitative and qualitative goals, considering each NEO’s self-assessment and, with respect to Mr. Zaslav, the input of the Board. The Committee determined that the Company achieved 100% of the Net Revenue metric, 116% of the Adjusted Free Cash Flow metric, and 103% of the Further Adjusted OIBDA metric. The metrics were designed to provide 100% achievement only upon 100% performance for each of the three quantitative goals. The threshold for a payout was achievement of more than 80% of the metric (performance at 80% or less would result in no payout based on the scale), and for prorated payout for performance between 80% and 100% of the metrics. Based on the performance against the three metrics, the overall calculation of the payout amount was 100% of the target amount.

With respect to the qualitative goals, the Committee, in consultation with the Board, determined that Mr. Zaslav had achieved his qualitative goals at the 100% level and that Mr. Wiedenfels had achieved his goals at the 96.8% level.

Based on these assessments, the Committee approved a total bonus payment of $9 million to Mr. Zaslav (100% of the overall target amount, based on achievement of 100% of the quantitative and 100% of the qualitative goals). With respect to Mr. Wiedenfels, the Committee approved a total bonus payment of $1,872,507 (138% of the overall target amount, based on achievement of 100% of the quantitative and 96.8% of the qualitative goals, plus allocation of the performance pool as recommended by the CEO based on Mr. Wiedenfels strong performance in 2018).

Annual Cash Bonus Payments for Messrs. Campbell, Perrette, and Faricy

The 2018 annual cash bonus for the remaining NEOs was based on the terms of the ICP. The ICP specifies various financial metrics depending on an employee’s role and business alignment. The financial metrics that applied to each executive’s bonus are reflected in the chart above.

The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);

•

second, establishing the amount payable due to the achievement of Discovery as a whole and any applicable line of business performance measures, as applied to the target bonus amount, including application of a “digital modifier” based on revenue attributable to digital media within Discovery or the applicable line of business; and

•

third, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers, with the amount available to allocate varying based on Discovery’s overall financial performance.

The calculation of the amount of the ICP award for each of the participating NEOs was as follows:

(Base salary) X (Target bonus percentage) X (percentage based on achievement of applicable financial metrics) + (allocation of any available performance pool funds based on individual performance)

Each of the NEOs other than the CEO was eligible to receive a portion of his bonus in the form of a performance pool component. The CEO recommended a performance pool award to each of the NEOs based on individual performance.

2018 ICP, Paid in March 2019

In the first quarter of 2018, the Committee established threshold (20% payout), target (100% payout) and maximum (110% payout) amounts for each of the ICP financial metrics, a ceiling beyond which higher payments would only be made relating to such metric at the Committee’s discretion and a scale that determined the amount payable for achievement of results between the minimum and the over-achievement amounts. The Committee also established the financial metric that would determine the funding of the performance pool, based on overachievement of the Adjusted Free Cash Flow metric under the ICP.

The 2018 ICP performance targets for the Company as a whole are set forth in the following table. The metrics were based on a weighting of 50% Revenue and 50% Adjusted Free Cash Flow; this was a change from the 2017 weightings, which were based on 40% Revenue and 60% Adjusted Free Cash Flow. The Committee determined that based on the Company’s focus on driving growth in top line revenue through the expansion of our direct to consumer businesses as well as in our core linear businesses, an increase in weighting on Revenue was appropriate.

Discovery	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	50%	$10,245	$11,383	$12,552	$11,417
Adjusted Free Cash Flow ($ in millions)	50%	$1,651	$2,221	$2,790	$2,569

The 2018 ICP performance targets for Discovery Networks International (the metric used for 80% of Mr. Perrette’s 2018 bonus) are set forth in the following table:

Discovery Networks International	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	50%	$3,982	$4,424	$4,867	$4,412
Further Adjusted OIBDA ($ in millions)	50%	$789	$1099	$1,408	$1,115

The Net Revenue and Adjusted Free Cash Flow measures for the Company-wide metrics are the same measures used with respect to the annual cash bonus for Messrs. Zaslav and Wiedenfels, and were subject to the same adjustments discussed above. The Committee also adjusted the performance against the metrics for Discovery Networks International, based on the same categories and adjustments applied to the Company-wide metrics. In addition to the adjustments discussed above, the Committee adjusted the Discovery Networks International financial performance to remove the impact of certain annual bonus payments made to employees who were not NEOs as part of a broad-based program implemented to recognize employees who contributed to transformation and integration activities in 2018.

In addition to the calculation of the ICP performance targets, the Committee determined whether to allocate performance pool amounts to each NEO other than the CEO. The performance pool is funded as a total amount; all bonus-eligible employees are eligible for an award under the performance pool. For NEOs other than the CEO, the CEO recommends individual awards that are paid as part of the overall annual bonus payout.    For 2018, the CEO’s recommendations were based on individual performance, with particular emphasis on the contributions made in the integration and transformation activities as a result of the Scripps Networks acquisition.

The determination as to whether the 2018 financial performance measures were met was made in the Annual Bonus Review during the first quarter of 2019, following review of the full-year 2018 financial statements. Mr. Zaslav recommended a performance pool award to each of the NEOs other than himself. The Committee reviewed this recommendation, each of the NEOs’ self-assessment of individual performance for 2018, and Mr. Zaslav’s review of each executive’s 2018 performance. The Committee approved bonus payments of $2,422,507 for Mr. Wiedenfels (178% of the target amount), $3,811,762 for Mr. Campbell (144% of the target amount), £2,778,590 for Mr. Perrette (149% of the target amount) and $557,406 for Mr. Faricy (114% of the target amount). The bonus amounts for Messrs. Wiedenfels, Campbell, and Perrette included particular consideration of their contributions in entering into and supporting the integration and transformation activities related to our acquisition of Scripps Networks.

Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan Based Awards Table for more information regarding the range of 2018 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts paid to them with respect to their 2018 awards.

Long-Term Incentive Compensation

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2018, we made long-term equity or equity-type awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time.

Annual LTI Review and New Hire/Contract Renewal Awards. The Committee generally considers LTI awards to the NEOs in two categories: annual awards, in the same process used for executive-level employees early each year in the Annual LTI Review, and special awards for newly-hired executives or in conjunction with the renewal of an existing fixed-term contract. The Committee made awards to Messrs. Wiedenfels, Campbell, and Perrette as part of the Annual LTI Review. With respect to the remaining NEOs:

Mr. Zaslav’s LTI awards for each year are specified in his employment agreement, although the Committee determines financial metrics for each performance-based award at the time the award is made. Mr. Zaslav was subject to the Zaslav 2014 Employment Agreement for the first half of 2018 (through July 15, 2018), and to the Zaslav 2018 Employment Agreement from July 16, 2018. Mr. Zaslav received awards of cash- and stock-settled SARs in January 2018, and of PRSUs in February 2018, consistent with the terms of the Zaslav 2014 Employment Agreement (described in “Executive Compensation—Executive Compensation Arrangements,” below). In conjunction with the Zaslav 2018 Employment Agreement, the Committee approved a grant of stock options with “laddered” grant prices that range from the closing price on the date of grant to 121.55% of the grant date closing price (described in “Executive Compensation—Executive Compensation Arrangements,” below).

Mr. Faricy was hired in September 2018 and his employment agreement provided for a new hire award of RSUs (described in “Executive Compensation—Executive Compensation Arrangements,” below).

In the Annual LTI Review, as an initial matter, the Committee reviews market data for similar roles in the peer group and determines a target amount for the LTI awards that is expressed as a dollar value. With respect to each NEO other than the CEO, the CEO then reviews the target value approved by the Committee and recommends a dollar value for the award based on each NEO’s individual performance. The Committee approves the overall award value, which is then converted into a number of units, as further described below.

For new hire and contract renewal awards, the Committee follows a similar process, referring to market data, as well as internal equity and the overall compensation terms of the agreement. The Committee determines a target amount expressed as a dollar value, which is then converted into a number of units, as further described below.

For 2018, the awards to Messrs. Wiedenfels, Campbell, and Perrette (the three NEOs who received awards in the Annual LTI Review) were in the form of stock options and RSUs (50% of the target value in stock options with respect to the Company’s Series A common stock, 50% in RSUs with respect to the Company’s Series A common stock (as described under “Executive Compensation—Defined Terms—2013 Incentive Plan,” below)). The approved value is converted into a number of stock options based on the Black-Scholes value of the stock option and PRSUs using the closing price of the Company’s Series A common stock on the Nasdaq Global Select Market. In 2018, the Committee continued the practice of using the Black-Scholes valuation of the stock options as of the last trading day of the month prior to the date of grant and the closing price of the Series A common stock as of the trading day before the date of grant with respect to these calculations. This administrative practice allows more efficient processing of equity grants and, with respect to stock options, the ability of the Committee to review the actual number of units at the time the grant is made.

The new hire award to Mr. Faricy was made in the form of RSUs, pursuant to the terms of his employment agreement. The Committee approved an award of RSUs in October 2018. The terms of Mr. Faricy’s employment agreement (including the new hire equity award) are described in “Executive Compensation—Executive Compensation Arrangements,” below.

Timing of Awards. The Committee’s intent is to approve equity awards annually in February each year, with new hire, promotion, and contract grants made throughout the year in the Committee’s regular meetings. In 2018, the Committee decided to adopt a consistent effective date for annual grants of March 1, with the approval of the grants made in February but with a March 1 effective date. This allows a consistent grant date and vesting schedule for annual awards made to employees and provides for consistent annual grant timing.

For new hire, promotion, and contract grants made at other times throughout the year, the Committee continued the practice of making such grants at regularly-scheduled Committee meetings every two to three months. On occasion for administrative convenience, the Committee may make a grant with a future effective date, with the grant price set on the future effective date, as was the case with Mr. Zaslav’s SAR grants, approved in December 2017 with a grant date of January 2, 2018, as required by the Zaslav 2014 Employment Agreement.

Our practice of setting regular equity award grant dates based on scheduled Committee meetings, and adopting a consistent date for the annual grants, is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

Stock Plan. The Committee makes LTI awards under the 2013 Incentive Plan, an equity-based long-term incentive plan that was approved by our stockholders in 2013 and reapproved by the stockholders in 2018.

2018 LTI Awards

The following chart summarizes the equity awards made in 2018 to each NEO. Because the SAR and stock option awards for Mr. Zaslav were specified in the applicable employment agreements as a number of units rather than an overall target value, we have included the fair market value as of the date of grant for those awards in the column that specifies the 2018 target amount for the other NEOs. In addition, because the number of units for the SARs was specified in the Zaslav 2014 Employment Agreement, which predated our 2014 Share Dividend, the SAR award for Mr. Zaslav was made in Series A and Series C common stock, to preserve the intrinsic value of the award as contemplated by the agreement. Mr. Zaslav’s employment agreements are further described in “Executive Compensation—Executive Compensation Arrangements,” below.

NEO	2018 Target Amount or FMV	2018 LTI Awards
David M. Zaslav, CEO	$15,000,000 $7,611,419 $8,117,642 $90,000,000 Total value: $120,729,061	616,777 Series A PRSUs 1,807,938 SARs Series A 1,807,938 SARs Series C 10,767,346 Stock Options

Gunnar Wiedenfels, CFO	$1,500,000 $1,500,000 Total value: $3,000,000	202,962 stock options 61,678 RSUs

Bruce L. Campbell, Chief Development, Distribution & Legal Officer	$1,500,000 $1,500,000 $3,750,023 Total value: $6,750,023	202,962 stock options 61,678 RSUs (annual) 154,195 RSUs (contract renewal)

Jean-Briac Perrette, President and CEO, Discovery Networks International	$1,625,000 $1,625,000 Total value: $3,250,000	219,876 stock options 66,818 RSUs

Peter Faricy, CEO, Direct to Consumer	$3,000,000 Total value: $3,000,000	91,103 RSUs

LTI Awards to NEOs other than the CEO

Stock Options. The stock option awards have a four-year vesting schedule, become exercisable (while the holder remains employed) in equal tranches of 25% on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement.

RSUs. The RSU awards have a four-year vesting schedule, vesting in three substantially equal tranches, the first 33% on March 1 after the second anniversary of the date of grant and the remaining 33% and 34% on March 1 following the third and fourth anniversaries, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement.

The Committee adopted the long-term incentive design for NEOs after reviewing market trends and best practices and concluding that the awards would:

•	provide appropriate incentives;

•	link the interests of our senior executives to those of our stockholders; and

•	serve as a retention tool.

In 2018, the Committee chose to make awards of RSUs to the NEOs other than Mr. Zaslav rather than PRSUs, which had historically been the instrument used, because at the time the awards were made in late February, the acquisition of Scripps Networks had not yet closed and the Committee concluded that it would be difficult to set meaningful three-year performance metrics. The Committee also considered the change to Section 162(m), as discussed in “—Tax Deductibility of Executive Compensation,” above.

Zaslav LTI Awards

In 2018, Mr. Zaslav was subject to the Zaslav 2014 Employment Agreement for the first half of the year, and to the Zaslav 2018 Employment Agreement from July 16, 2018. The Zaslav 2014 Employment Agreement specified awards of SARs and PRSUs to be made in early 2018, which were approved by the Committee as contemplated by the agreement.

The Committee then negotiated a new employment agreement with Mr. Zaslav, which was approved by the Board and entered into effective July 16, 2018. This Zaslav 2018 Employment Agreement included a large upfront grant of stock options with “laddered” grant prices as discussed above and described in “Executive Compensation—Executive Compensation Arrangements,” below.

Awards Under Zaslav 2014 Employment Agreement: The Committee made special awards of PRSUs and stock appreciation rights (“Special SARs”) to Mr. Zaslav as provided by the Zaslav 2014 Employment Agreement. The agreement provided for the following awards in 2018, each of which was made early in the year:

•	an award of 616,777 PRSUs in Series A common stock, which vest after two years, assuming achievement of two-year performance metrics; and

•	a grant of 1,807,938 Special SARs in Series A common stock and 1,807,938 in Series C common stock.

The Special SARs were made in Series A and Series C common stock because the awards were specified as a number of units in Mr. Zaslav’s employment agreement and the Committee adjusted the awards and units to preserve the intrinsic value of the awards contemplated by the employment agreement following the 2014 Share Dividend.

The Committee set the two-year performance metrics based on Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow. The Committee recognized the difficulty of setting these metrics prior to the closing of the Scripps Networks acquisition, but set the targets based on information then available to the Committee and as required by the terms of the Zaslav 2014 Employment Agreement.

Over-performance on the Adjusted OIBDA or Adjusted Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the Net Revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting for the awards of PRSUs made in 2018 are as follows:

		Performance Against Target ($ in millions)
	Weight	120%	110%	100%	95%	90%	85%	81%	80%
Revenue	20%	16,814	15,413	14,012	13,311	12,611	11,910	11,350	11,210
Adjusted OIBDA	40%	5,737	5,259	4,781	4,542	4,303	4,064	3,873	3,825
Adjusted Free Cash Flow	40%	3,218	2,950	2,682	2,548	2,414	2,280	2,172	2,146

Maximum Vesting		100%	100%	100%	95%	90%	75%	50%	0%

One-half of the PRSUs will be distributed in the year after the end of the performance period, and the remaining one-half will be distributed in two equal parts in the second and third years after the end of the performance period, unless Mr. Zaslav makes a valid election to further defer distribution of the shares.

The Special SARs mature and pay out in four equal tranches, 25% each year, as of the first four anniversaries of the date of grant. The Special SARs are 25% stock-settled and 75% cash-settled. The amount of the payout for the Special SARs, if any, is based on the appreciation in our stock price from the grant date to the applicable anniversary. Both the base price and the exercise price are calculated based on a 20-day average closing price, for the ten trading days preceding and including the date for which valuation is occurring and the ten trading days following the date for which valuation is occurring. These Special SARs are designed to auto-exercise; Mr. Zaslav does not choose the timing of exercise and each tranche exercises automatically on the relevant anniversary grant date. All of the units are exercised by the fourth anniversary of the date of grant.

Awards Under Zaslav 2018 Employment Agreement: On July 16, 2018, the Committee approved an award of stock options in connection with entering into a new agreement with Mr. Zaslav extended his employment through the end of 2023 (5.5 years from the date of the new agreement). The agreement provided for the following awards in 2018, each of which was made as specified:

•

an award of 2,435,655 stock options in Series A common stock, with a grant price of $27.35 (the closing price on July 16, 2018, the date of grant) and which vest over the following 4.5 years, 25% each year on January 2 of 2020, 2021, 2022, and 2023;

•

an award of 2,211,344 stock options in Series A common stock, with a grant price of $28.72 (105% of the closing price on July 16, 2018, the date of grant) and which vest over the following 5.5 years, 25% each year on January 2 of 2021, 2022, and 2023, with the final tranche vesting on the last day of the term of the employment agreement, December 31, 2023;

•

an award of 2,155,404 stock options in Series A common stock, with a grant price of $30.15 (110.25% of the closing price on July 16, 2018, the date of grant) and which vest over the following 5.5 years, 33% each year on January 2 of 2022 and 2023, with the final 34% vesting on the last day of the term of the employment agreement, December 31, 2023;

•

an award of 2,393,454 stock options in Series A common stock, with a grant price of $31.66 (115.76% of the closing price on July 16, 2018, the date of grant) and which vest over the following 5.5 years, 50% on January 2, 2023, and the final 50% vesting on the last day of the term of the employment agreement, December 31, 2023; and

•

an award of 1,571,489 stock options in Series A common stock, with a grant price of $33.24 (121.55% of the closing price on July 16, 2018, the date of grant) and which vest after 5.5 years, with 100% vesting on the last day of the term of the employment agreement, December 31, 2023.

The design of Mr. Zaslav’s compensation in his employment agreement emphasizes stockholder alignment through tying the vast majority of his compensation to Discovery equity, requiring substantial stock holdings, and, with respect to the stock option grant made under the Zaslav 2018 Employment Agreement, requiring substantial and sustained increase in share price for the awards to deliver value.

Payouts under PRSU Awards for Measurement Periods 2015-2017

In February 2018, the Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2015 through December 31, 2017, with respect to the awards made in February 2015 to Messrs. Zaslav, Campbell and Perrette.

For the 2015 PRSU awards, the performance threshold was set at $3,435 million in Adjusted OIBDA over the three-year performance period. The Committee determined that the Company had met or exceeded the performance thresholds for these awards.

As an initial matter, with respect to the awards made to Messrs. Campbell and Perrette in the 2015 Annual LTI Review, as discussed above, the Committee reviewed the Company’s performance relative to the applicable peer group during the three-year performance and determined that the Company’s performance was strong relative to its peers. Accordingly, the Committee decided not to exercise its discretion to reduce the number of shares payable upon settlement of these awards.

The Committee then reviewed the Company’s performance against the three financial metrics and concluded that the Company had met or exceeded the Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow metrics during the performance periods when measured on a currency-neutral basis. The multi-year performance metrics are set based on foreign exchange rates prevailing at the time the metrics are established. In 2017, the Committee determined to measure the results using the same constant foreign exchange rates, so that the comparison would not be influenced by fluctuations in the foreign exchange environment. The Committee concluded that it was appropriate to measure performance without the effect of currency fluctuation as management has little or no control over the impact of foreign exchange rates. This adjustment increased the performance against the metrics by less than 1%.

For the PRSU award made to Mr. Zaslav, 100% of the shares vested; 50% were distributed in 2018, and 50% will be distributed in 2019 based on his continued employment and the other terms and conditions of the award. Based upon the Company’s cumulative performance for each of these periods, the overall payout for the PRSU awards was 100%.

The performance against each of the three metrics was as follows:

3-Year PRSU Performance ($ in millions)
	Target		Performance
	Target Weighting	Cumulative PRSU Target ($)	2015 ($)	2016 ($)	2017 ($)	Cumulative ($)	Performance against Target
Revenue	20%	18,783	6,525	6,762	7,124	20,410	108.7%
Adjusted OIBDA	40%	6,883	2,467	2,555	2,637	7,659	111.3%
Adjusted Free Cash Flow	40%	3,739	1,239	1,378	1,577	4,194	112.2%

The metrics for the 2015 PRSUs were based on the Company’s long-range plans as constructed in the year of grant, with moderation as deemed appropriate by the Committee to address the length of the period being measured. These long-range plans were developed on a constant currency basis, accordingly target amounts may vary.

Retirement Benefits

The U.S.-based NEOs generally participate in the same benefit plans and on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified

Supplemental Deferred Compensation Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs other than Mr. Perrette. The eligible NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, the Company makes a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of Company matching contributions, subject to certain limits under applicable tax regulations. The Company does not make matching contributions into the SRP. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of their annual bonus awards into their SRP accounts. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in the Company’s 401(k) plan to save a proportionate amount for retirement and support the goals of providing competitive compensation packages to our employees.

Mr. Perrette is employed in the United Kingdom and participates in the Company’s benefit plans and programs as offered to other U.K.-based Company employees. These benefits include a defined contribution pension plan.

For more information about the SRP, please refer to the Non-Qualified Deferred Compensation Table below.

Health, Welfare and Other Personal Benefits

The U.S.-based NEOs are eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Mr. Perrette is based in the United Kingdom and is eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its U.K.-based regular full-time employees, such as life insurance benefits, short- and long-term disability, and an employer pension scheme.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses and International Assignment Benefits; Related Gross-Up. Consistent with our objective to attract and retain a high-performing executive management team for senior roles in our global business, we place high performing executives on international assignments to fill key roles in the places where we do business. We provide relocation and international assignment benefits consistent with our international long-term assignment policies, including reimbursing relocation costs, offering education and other allowances, providing tax equalization benefits, which are intended to maintain the executive’s out of pocket tax liabilities at the same level they would have been had the executive not been assigned to a foreign jurisdiction and, for some benefits, paying the executive an amount equal to the tax resulting from the reimbursement or allowance (a “gross-up”). Mr. Perrette had served initially in his role as an expatriate but was transferred to local pay and benefits in connection with his new employment agreement in 2016. After his localization in June 2016, Mr. Perrette no longer retains any international assignment-related benefits, other than his continuing eligibility for ongoing tax preparation assistance, and repatriation benefits in the event Mr. Perrette’s employment is terminated without Cause (as defined in his employment agreement) or due to the Company’s decision not to renew the employment agreement at the end of the term. For a description of Mr. Perrette’s employment agreement, see “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Faricy is provided with corporate housing for the first 10 months of his employment under the terms of his employment agreement. This cost of the housing is considered taxable income to him and is eligible for gross up. For a description of Mr. Faricy’s employment agreement, see “Executive Compensation—Executive Compensation Arrangements,” below.

Aircraft Usage; Related Gross-Up. We lease a dedicated corporate aircraft and also have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Mr. Zaslav to use a portion of our allotted travel time on our corporate aircraft, or NetJets aircraft, for personal use.

Under the Zaslav 2014 Employment Agreement, Mr. Zaslav was permitted to use up to 200 hours of flight time each year for personal use; this benefit continued under the Zaslav 2018 Employment Agreement. The first 100 hours are provided to him by the Company; with respect to the second 100 hours, Mr. Zaslav is required to reimburse the Company at a rate of two times fuel cost, under a time sharing agreement entered into simultaneously with the Zaslav 2014 Employment Agreement. For details regarding Mr. Zaslav’s employment agreements, please see “Executive Compensation—Executive Compensation Arrangements—Zaslav Employment Agreements.”

Family members may accompany Mr. Zaslav on authorized business flights on corporate aircraft or NetJets flights at no aggregate incremental cost to the Company. For 2018, we provided a gross-up to Mr. Zaslav to cover taxes for imputed income arising when a family member accompanied him on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanied him to a business event in which attendance by a spouse is customary and serves our business interests).

Home Office Expenses. We reimburse Mr. Zaslav for limited home office expenses, including Internet access.

Car Allowance. We provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

For more information regarding the perquisites provided in 2018 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Executive Stock Ownership Policy

In 2012, the Committee adopted an executive stock ownership policy that applies to the NEOs and certain other senior executives. The policy requires each covered executive to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below. In 2015, the Committee increased the stock ownership requirement for Mr. Zaslav from five times base salary to six times base salary.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO	6X	5 years
Covered executive with LTI target grant value > 1X of base salary	2X	5 years
Covered executive with LTI target grant value <1X of base salary	1X	6 years

The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested stock options, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.

The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

In mid-2018, the Committee reviewed the NEOs’ progress toward meeting the executive stock ownership policy as adopted in 2012. Each of the NEOs had already met the stock holding requirement. Mr. Faricy had not joined the Company at the time of the review in 2018 but has met the policy requirement based on the new hire RSU grant he received in October 2018.

Mr. Zaslav was subject to certain stock holding and stock purchase requirements pursuant to the Zaslav 2014 Employment Agreement. These requirements were updated to require Mr. Zaslav to hold a specified number of shares of our stock beginning in 2019 and during each subsequent year of the Zaslav 2018 Employment Agreement, both as described in “Executive Compensation—Executive Compensation Arrangements,” below. For 2019, Mr. Zaslav is required to hold 1,800,000 shares of our stock and he has met that requirement. Mr. Zaslav also is required to retain all shares realized upon exercise of the stock options granted as contemplated by the Zaslav 2018 Employment Agreement, net of shares used to pay the exercise price and taxes on exercise, until he separates from employment.

Clawback Policy

All employees are subject to a “clawback” policy, adopted by the Committee in 2010. Under this policy, in addition to any other remedies available to the Company (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, the Company may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from the Company in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

Hedging

Hedging of Company stock is permitted with the prior approval of our General Counsel. However, our Insider Trading Policy prohibits short sales and transactions in puts, calls, or other derivative securities on an exchange or in any other organized market. In 2018, none of our NEOs engaged in any hedging transactions.

Changes to Executive Compensation Programs and Arrangements in 2019

In the 2018 Annual LTI Review, the Committee determined to make RSU rather than PRSU awards to the NEOs other than Mr. Zaslav based on the difficulty of setting financial metrics for a three-year period when the acquisition of Scripps Networks was still pending, as well as consideration of the then-recent change to Section 162(m), as discussed in “—Tax Deductibility of Executive Compensation,” above. At that time, the Committee intended to return to making PRSU awards to NEOs in the 2019 Annual LTI Review. In December 2018, the Committee reviewed the design for equity awards to NEOs and other senior executives. The Committee assessed current market practices in our peer group and broadly in our industry and the ongoing transformation of our business. In February 2019, in preparation for the March 1 annual equity awards, the Committee decided to continue to grant RSU awards to NEOs and other senior executives, consistent with the design used in 2018.

On February 1, 2019, the Company entered into an amendment to Mr. Perrette’s employment agreement. The terms of the amended agreement are summarized in “Executive Compensation—Executive Compensation Arrangements—Perrette Employment Agreement,” below.

EXECUTIVE COMPENSATION

The following tables set forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (computed in accordance with the SEC’s rules) who were serving as executive officers as of December 31, 2018.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Bonus	All Other Compensation ($)(5)		Total ($)
David M. Zaslav	2018		3,000,000		14,839,655	102,107,461	9,000,000			551,889	(6)	129,449,005
President and Chief Executive Officer	2017		3,000,000		14,994,939	15,606,127	8,141,565			505,353		42,247,984
	2016		3,000,000		15,120,582	11,142,690	7,486,550			442,532		37,192,354

Gunnar Wiedenfels	2018		1,127,923		1,483,973	1,552,659	2,422,507			59,374	(7)	6,646,436
Chief Financial Officer	2017	*	803,846		1,266,441	1,155,207	1,570,378			1,202,432		5,998,304

Bruce L. Campbell	2018		1,769,088		5,193,904	1,552,659	3,811,762			17,582		12,344,995
Chief Development, Distribution and Legal Officer	2017		1,591,910		1,374,553	1,432,360	3,307,846			49,953		7,756,622
	2016		1,544,423		1,209,659	1,113,363	2,750,000			50,288		6,667,733

Jean-Briac Perrette**	2018		1,441,811	(8)	1,607,641	1,682,051	3,667,739	(9)		91,665	(10)	8,490,907
President and Chief Executive Officer, Discovery International	2017		1,549,356		1,624,477	1,692,783	2,879,328			486,127		8,232,071
	2016		1,381,557		5,567,676	1,391,699	2,864,120			387,702		11,592,754

Peter Faricy	2018	*	376,923		3,007,310	—	557,406		200,000	686,324	(11)	4,827,963
Chief Executive Officer, Global Direct to Consumer

*	Partial year. Mr. Wiedenfels joined the Company on April 1, 2017 and Mr. Faricy joined the Company on September 17, 2018.
**

In converting all amounts for Mr. Perrette from British pounds to United States dollars, we used the average of the monthly Bloomberg spot rate as of the second business day prior to each month end. The average rate for 2018 is 1.2685 United States dollars per British pound.

(1)	The dollar amounts in this column represent the actual salary amount that each NEO earned in 2018.
(2)

The amounts in this column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs for each of the applicable fiscal years. For each of the PRSU and RSU awards, the grant date fair value is calculated using the closing price of our Series A or Series C common stock, as applicable, on the grant date as if these awards were fully vested and issued on the grant date. See Note 15 to our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report on Form 10-K”) for information regarding the value determination of the PRSU awards. There can be no assurance that these grant date fair values will ever be realized by any NEO. See the “Grants of Plan-Based Awards in 2018” table below for information on PRSU and RSU awards made in 2018.

(3)

The amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the cash- and stock-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. For stock options, we calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our Annual Report on Form 10-K. For the cash- and stock-settled stock appreciation rights, we also calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our Annual Report on Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.

(4)

These amounts reflect the cash performance awards earned by the applicable NEO under Discovery’s 2013 Incentive Plan for 2018, 2017 and 2016, which are more fully described under “Compensation Discussion and Analysis—Compensation Decisions-2018 ICP, Paid Out in March 2019” above. The 2018 award amounts were determined and paid out during the first quarter of 2019, the 2017 award amounts were determined and paid out during the first quarter of 2018 and the 2016 awards were determined and paid out during the first quarter of 2017.

(5)

We offer executives basic life insurance as well as executive level disability and long-term care coverage. We also offer matching contributions to an executive’s 401(k) plan and contributions to the SRP, subject to certain limitations. Below are the payments made on behalf of the NEOs to the foregoing plans in 2018:

	Basic Life ($)	Disability/ Long Term Care ($)	Matching Contributions
			401(k) ($)	SRP ($)
Mr. Zaslav	696	5,920	12,375	—
Mr. Wiedenfels	696	3,427	14,279	—
Mr. Campbell	696	4,447	12,439	—
Mr. Perrette	696	5,920	—	—
Mr. Faricy	187	—	5,106	—

In addition to the U.S. benefits described above, under the benefits we provide to executives based in the U.K., we made payments on behalf of Mr. Perrette as follows: £2,614 for U.K. life assurance, £1,930 for disability insurance and £6,345 for the U.K. pension plan.

For more information regarding these benefits, please see “Compensation Discussion and Analysis—Retirement Benefits” and “—Health, Welfare and Other Personal Benefits” above.

(6)

This amount includes $111,071 for personal use of aircraft (including family travel for which Mr. Zaslav is not provided a tax gross-up) and $45,306 for tax gross-ups for business associate and spouse travel at the request of the Company that is considered business use. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Aircraft Usage; Related Gross-Up” above for more information regarding our policies for Mr. Zaslav’s use of our allotted travel on our corporate aircraft. The table also includes $16,800 for a car allowance, $589 in respect of home office expenses and $14,290 for personal security services. The total also includes a one-time payment of $156,400 made to Mr. Zaslav to compensate him for an administrative error in the Medicare withholding for an equity vesting that occurred in 2017 and the associated tax gross-up of $188,442 to compensate Mr. Zaslav for the tax impact of the payment.

(7)

This amount also includes $13,824 for tax services, $10,424 for immigration services and $7,695 in relocation expenses. Additionally, this amount includes $9,029 in associated tax gross-ups, pursuant to the Company’s relocation policy. See “Executive Compensation Arrangements—Wiedenfels Employment Agreement” below for more information on the relocation benefits provided to Mr. Wiedenfels.

(8)	Under the terms of Mr. Perrette’s employment agreement, he is to be paid in British pounds. For 2018, Mr. Perrette was paid in the amount of £1,136,627.
(9)

Mr. Perrette’s bonus was calculated using his salary, which is denominated and paid in British pounds. After the financial performance of Mr. Perrette’s lines of business was established and Mr. Perrette’s bonus payout and performance pool amounts were determined (see “Compensation Discussion and Analysis – 2018 ICP, Paid in March 2019” for more information on the determination of Mr. Perrette’s bonus payout), those amounts were then converted into United States dollars.

(10)

This amount includes $21,236 for tax services, pursuant to the Company’s relocation policy. Discovery also provided tax equalization payments for Mr. Perrette (see “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Relocation Expenses and International Assignment Benefits; Related Gross-Up”), which resulted in Company expenses of $50,000 for 2018 and a refund to the Company from the U.K. tax authorities of $114,233 for prior years. See “Executive Compensation Arrangements—Perrette Employment Agreement” below for more information on the relocation benefits provided to Mr. Perrette. In converting the amounts from British pounds to United States dollars, we used the average of the monthly Bloomberg spot rate as of the second business day prior to each month end. This may not have been the exchange rate in effect at the time the payments in respect of the amounts described in this paragraph were made.

(11)

This amount includes $600,000 for the Company’s discretionary contribution made to Mr. Faricy’s SRP account, as provided in his employment agreement. This amount also includes $42,809 in temporary lodging expenses and $38,222 in associated tax gross-ups. See “Executive Compensation Arrangements—Faricy Employment Agreement” below for more information on the relocation benefits provided to Mr. Faricy.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the Company’s median employee to the annual total compensation of its Principal Executive Officer (“PEO”). For 2018, the Company’s PEO was David M. Zaslav, our President and CEO. The purpose of the disclosure is to provide shareholders with a company-specific metric to assist in their evaluation of the Company’s executive compensation practices. As required by Item 402(u) of Regulation S-K, we are providing the following information for 2018:

•	the annual total compensation of the median employee of our company was $85,704; and

•	the annual total compensation of Mr. Zaslav, our CEO, was $129,499,005.

Based on the above, the ratio of the annual total compensation of our PEO to the median of the annual total compensation of all employees is 1,511 to 1. Mr. Zaslav was awarded a one-time grant of stock options in 2018 in connection with the Zaslav 2018 Employment Agreement. Without the value of this initial grant, Mr. Zaslav’s annual total compensation would have been $35,509,188. Based on this recalculated total the ratio of the annual total compensation of our PEO to the median of the annual total compensation of all employees would have been 414 to 1.

We identified our median employee by using the annual cash compensation as of December 31, 2017, which consisted of actual base salary, target bonus and target sales commission for all employees as of November 30, 2017. We elected to use the median employee from 2017 in 2018 as well. We believe that our overall employee base composition has remained consistent and our employee compensation philosophy and structure have not changed; therefore it is appropriate to use the same employee. Additionally, because we did not own Scripps Networks. for the entirety of 2018, we are excluding those employees from our employee base for purposes of the pay ratio determination. For purposes of determining the median employee, “employee” is defined as any full-time, part-time or temporary individual employed and paid by the Company or any of its consolidated subsidiaries. This did not include any freelance workers, temporary employees who were employed and paid by a third party or independent contractors. For purposes of this disclosure, in identifying our median employee, we calculated annual foreign exchange rates by averaging the 2017 Bloomberg monthly spot rates as of the second business day prior to each month end for the applicable currencies of regions and countries in which we have employees. These annual foreign exchange rates were applied for employees paid in non-U.S. dollar currencies, as appropriate. After we converted the total cash compensation of our employees, we sorted the employees from lowest to highest (excluding our CEO) and determined our median employee based on annual total cash compensation. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2018 Summary Compensation Table in this proxy statement, and using the exchange rates for 2018.

Given the global profile of our workforce, in which approximately 60% of our employees are located outside of the United States, the factors that influence the level of compensation of our CEO vary significantly from the factors that influence the compensation arrangements of our other employees. For employees in our international offices, we use various pay structures that reflect the compensation practices in those regions, which may differ greatly from that of our U.S. based pay programs. The form and amount of Mr. Zaslav’s annual total compensation is consistent with that stated in his employment agreement, which is influenced by the prevailing compensation practices for CEOs in the United States, as well as the competitive market for senior executive talent in our industry. Another factor that affects the ratio of our median employee’s annual total compensation to our CEO’s annual total compensation is that employees are hired at various times of the year, skewing the data, as we have not annualized the compensation of any employees. Therefore, the amounts used to determine our median employee may not represent the amount of compensation that an employee would have received in a full year. Due to the numerous job functions within our company, the pay structure will differ greatly between departments, experience levels and location, which will have a significant effect on the ratio. We believe that our employees are fairly compensated and appropriately incentivized under our current pay practices.

Grants of Plan-Based Awards in 2018

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
			Threshold ($)	Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
David M. Zaslav		(1)		9,000,000		9,000,000
Series A Common Stock	01/02/2018												1,807,938	(2)	22.95	7,611,419
	03/01/2018							493,422	(3)	616,777	(3)				—	14,839,655
	07/16/2018												2,435,655	(4)	27.35	21,311,981
	07/16/2018												2,211,344	(5)	28.72	18,022,454
	07/16/2018												2,155,404	(6)	30.15	17,997,623
	07/16/2018												2,393,454	(7)	31.66	17,998,774
	07/16/2018												1,571,489	(8)	33.24	11,047,568
Series C Common Stock	01/02/2018												1,807,938	(2)	21.71	8,117,642

Gunnar Wiedenfels		(1)		1,359,600		2,832,500
Series A Common Stock	03/01/2018												202,962	(9)	24.06	1,552,659
	03/01/2018							61,678	(10)	61,678	(10)				—	1,483,973

Bruce L. Campbell		(1)		2,655,616		4,500,000
Series A Common Stock	03/01/2018												202,962	(9)	24.06	1,552,659
	03/01/2018							61,678	(10)	61,678	(10)				—	1,483,973
	03/01/2018							154,195	(10)	154,195	(10)				—	3,709,932

Jean-Briac Perrette		(1)		2,371,887	(11)	4,743,776	(11)
Series A Common Stock	03/01/2018												219,876	(9)	24.06	1,682,051
	03/01/2018							66,818	(10)	66,818	(10)				—	1,607,641

Peter Faricy		(1)		487,890		1,016,438
Series A Common Stock
	10/08/2018							91,103	(10)	91,103	(10)				—	3,007,310

(1)

These amounts reflect the possible payouts with respect to awards of annual cash bonus under the 2013 Incentive Plan (as defined herein) for performance in 2018. Each NEO is assigned a target bonus amount and is eligible to receive an annual cash bonus award of up to 300% of base salary for Mr. Zaslav and 250% of base salary for all other NEOs, subject in each case to the Committee’s authority to exercise “downward discretion” and the 2013 Incentive Plan’s $10 million limit. The amounts of annual cash bonus awards actually paid for performance in 2018 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual cash bonus awards and the factors used by the Committee in exercising its downward discretion, please see “Compensation Discussion and Analysis—2018 Compensation Decisions—Annual Cash Bonus Awards.”

(2)

These amounts reflect the number of cash- and stock-settled stock appreciation rights (“Special SARs”) granted pursuant to the Zaslav 2014 Employment Agreement. The awards automatically vest and pay out 25% on each anniversary of the grant date and are payable in 75% cash and 25% stock in connection with the vesting.

(3)

These amounts represent PRSU awards granted under the 2013 Incentive Plan. The PRSUs vest if Discovery we achieves certain three-year performance targets. Of the grant, 50% will be distributed on the second anniversary of the grant date and 25% will be distributed on each of the third and fourth anniversaries of the grant date, assuming achievement of the three-year performance targets. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(4)	This award vests 25% in 2020, 2021, 2022 and 2023.
(5)	This award vests 25% in 2021, 2022, 2023 and 2024.
(6)	This award vests 33% in 2022 and 2023 and 34% in 2024.
(7)	This award vests 50% in 2023 and 2024.
(8)	This award vests 100% in 2024.
(9)	These amounts represent stock options that will vest 25% per year for four years beginning on the anniversary of the grant date and expire on March 1, 2025.
(10)	These amounts represent restricted stock units that will vest 33% on the second and third anniversaries and 34% on the fourth anniversary of the grant date.
(11)

Mr. Perrette’s target bonus was calculated using his salary, which is paid in British pounds. After financial performance of Mr. Perrette’s lines of business were established and Mr. Perrette’s bonus payout and performance pool amounts were determined (see “Compensation Discussion and Analysis—2018 ICP, Paid in March 2019” for more information on the determination of Mr. Perrette’s bonus payout), those amounts were then converted into United States dollars at the rate of 1.2685 United States dollars per British pound.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Zaslav
Series A Common Stock	—	231,417	33.17	01/31/2019	(2)	602,894	(8)(9)	15,120,582
	—	578,541	26.38	01/31/2020	(2)	508,303	(8)(10)	14,994,939
	—	1,084,764	27.69	01/31/2021	(2)	616,777	(8)(11)	14,839,655
	—	1,807,938	22.95	01/31/2021	(2)
	—	2,435,655	27.35	07/16/2025	(3)
	—	2,211,344	28.72	07/16/2025	(4)
	—	2,155,404	30.15	07/16/2025	(5)
	—	2,393,454	31.66	07/16/2025	(6)
	—	1,571,489	33.24	07/16/2025	(7)
Series C Common Stock	—	231,417	32.28	01/31/2019	(2)
	—	578,541	25.17	01/31/2020	(2)
	—	1,084,764	27.03	01/31/2021	(2)
	—	1,807,938	21.71	01/31/2021	(2)

Gunnar Wiedenfels
Series A Common Stock	—	160,001	26.21	05/22/2024	(12)	48,319	(14)	1,266,441
	—	202,962	24.06	03/01/2025	(13)	61,678	(15)	1,483,973

Bruce L. Campbell
Series A Common Stock	49,605	—	38.01	03/01/2020	(16)	18,591	(22)(25)	601,140
	52,858	—	42.30	02/28/2021	(17)	48,232	(23)(25)	1,209,659
	111,210	37,070	32.34	02/23/2022	(18)	46,595	(24)(25)	1,374,553
	80,213	80,214	25.08	02/26/2023	(19)	61,678	(15)	1,483,973
	43,669	131,009	29.50	02/23/2024	(20)	154,195	(15)	3,709,932
	—	202,962	24.06	03/01/2025	(13)
Series C Common Stock	49,605	—	38.01	03/15/2019	(21)
	52,858	—	41.02	03/01/2020	(16)

Jean-Briac Perrette
Series A Common Stock	12,585	—	24.30	03/15/2019	(21)	21,824	(22)(25)	705,679
	9,706	—	38.01	03/01/2020	(16)	60,290	(23)(25)	1,512,073
	11,491	—	42.30	02/28/2021	(17)	100,000	(26)(25)	2,555,000
	130,551	43,517	32.34	02/23/2022	(18)	58,732	(26)	1,500,603
	100,266	100,267	25.08	02/26/2023	(19)	55,067	(24)	1,624,477
	51,609	154,828	29.50	02/23/2024	(20)	66,818	(15)	1,607,641
	—	219,876	24.06	03/01/2025	(13)
Series C Common Stock	12,585	—	23.57	03/15/2019	(21)
	9,706	—	36.87	03/01/2020	(16)
	11,491	—	41.02	02/28/2021	(17)

Peter Faricy
Series A Common Stock						91,103	(27)	3,007,310

(1)	For RSUs and PRSUs, the value is calculated based on the grant amount, assuming target performance for PRSUs.
(2)	These awards represent Special SARs that vest 25% on each anniversary of the grant date and are automatically payable in 75% cash and 25% stock in connection with the vesting.
(3)	This award vests 25% in 2020, 2021, 2022 and 2023.
(4)	This award vests 25% in 2021, 2022, 2023 and 2024.
(5)	This award vests 33% in 2022 and 2023 and 34% in 2024.
(6)	This award vests 50% in 2023 and 2024.
(7)	This award vests 100% in 2024.
(8)

These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(9)	These PRSU amounts relate to the February 26, 2016 PRSU grant, with a performance period that expired December 31, 2018.
(10)	These PRSU amounts relate to the February 23, 2017 PRSU grant, with a performance period that expires December 31, 2019.
(11)	These PRSU amounts relate to the March 1, 2018 PRSU grant, with a performance period that expires December 31, 2019.
(12)	These stock options vest in four equal installments beginning May 22, 2018.
(13)	These stock options vest in four equal installments beginning March 1, 2019.
(14)	These RSU amounts vest 33% on the second and third anniversary and 34% on the fourth anniversary of the May 22, 2017 grant date.
(15)	These RSU amounts vest 33% on the second and third anniversary and 34% on the fourth anniversary of the March 1, 2018 grant date.
(16)	These stock options vested in four equal annual installments beginning March 1, 2014.
(17)	These stock options vested in four equal annual installments beginning February 28, 2015.
(18)	These stock options vest in four equal annual installments beginning February 23, 2016.
(19)	These stock options vest in four equal annual installments beginning February 26, 2017.
(20)	These stock options vest in four equal annual installments beginning February 23, 2018.
(21)	These stock options vested in four equal annual installments beginning March 16, 2013.
(22)

These PRSU amounts relate to the unvested portion of the February 23, 2015 PRSU grant, with a performance period that expired on December 31, 2017. In February 2018, the Compensation Committee certified that the performance metrics had been met.

(23)	These PRSU amounts relate to the unvested portion of the February 26, 2016 PRSU grant, with a performance period that expired on December 31, 2018.
(24)	These PRSU amounts relate to the unvested portion of the February 23,2017 PRSU grant, with a performance period that expires on December 31, 2019.
(25)

The PRSU vesting is dependent on the achievement of three-year performance metrics. If performance targets are met, the award vests 50% after the third year and 50% after the fourth year. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(26)	These PRSU amounts relate to the June 16, 2016 PRSU grant, with a performance period that expired December 31, 2018.
(27)	This RSU amount vest 33% on the second and third anniversaries and 34% on the fourth anniversary of his October 8, 2018 grant date.
(28)	These RSU amounts vest 33% on the second and third anniversaries and 34% on the fourth anniversary of the March 18, 2016 grant date.

Option Exercises and Stock Vested in 2018

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
David M. Zaslav
Series A Common Stock	0	—		474,827	(3)	10,771,625
Series C Common Stock	0	—		474,827	(3)	10,174,745
Gunnar Wiedenfels
Series A Common Stock	—	—		—		—
Series C Common Stock	—	—		—		—
Bruce L. Campbell
Series A Common Stock	31,462	179,329	(4)	50,807	(5)	1,292,612
Series C Common Stock	31,462	202,305	(4)	7,002	(6)	160,906
Jean-Briac Perrette
Series A Common Stock	25,976	283,409	(7)	30,347	(8)	738,039
Series C Common Stock	25,976	230,812	(7)	8,524	(9)	195,882
Peter Faricy
Series A Common Stock	—	—		—		—
Series C Common Stock	—	—		—		—

(1)

Represents the value of cash and stock actually received with respect to Special SAR units (the difference between the award grant price and the fair market value, which is calculated based on the average closing price of a share of Discovery’ Series A or Series C common stock (as applicable) for the ten trading days preceding and including the date of exercise and the ten trading days following the date of exercise) and stock options from exercises listed in the corresponding column of the table.

(2)

Represents the value realized upon RSU and PRSU vestings and distributions listed in the corresponding column of the table, using the closing market value of the shares on the vesting or distribution date.

(3)

Represents the distribution of Mr. Zaslav’s 202,358 Series A shares and 202,358 Series C shares from his February 28, 2014 Sign-on PRSUs; 227,500 Series A shares and 227,500 Series C shares from his February 28, 2014 PRSUs. Represents the distribution of 44,969 Series A and 44,969 Series C shares from his February 23, 2015 PRSUs.

(4)	Represents the value realized from the exercise of Mr. Campbell’s March 15, 2012 stock option grant.
(5)	Represents the aggregate vesting of Mr. Campbell’s February 28, 2014, September 15, 2014 and February 23, 2015 PRSUs.
(6)	Represents the aggregate vesting of Mr. Campbell’s February 28, 2014 PRSUs.
(7)	Represents the value realized from the exercise of Mr. Perrette’s November 15, 2011 stock option grant.
(8)	Represents the aggregate vesting of Mr. Perrette’s February 28, 2014 PRSUs and February 23, 2015 RSUs.
(9)	Represents the aggregate vesting of Mr. Perrette’s February 28, 2014 PRSUs.

Nonqualified Deferred Compensation(1)

Name	Executive Contributions in last fiscal year ($)		Registrant Contributions in last fiscal year ($)(2)		Aggregate Earnings/ Losses in last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/18 ($)
David M. Zaslav	—		—		-3,242,461	—	61,280,384
Gunnar Wiedenfels	—		—		-74,963	—	1,060,014
Bruce L. Campbell	532,209	(3)	—		-638,729	—	5,119,706
Jean-Briac Perrette	—		—		24,767	1,534,090	1,433,430
Peter Faricy	—		600,000	(4)	3,172	—	603,172

(1)	This table provides information with respect to the SRP for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—Retirement Benefits” above.
(2)	This amount is reported under “All Other Compensation” for 2018 in the Summary Compensation Table.
(3)

This amount includes $88,532, which relates to salary that is reported under “Salary” for 2018 in the Summary Compensation table and $443,677, which relates to deferral of a portion of his ICP paid in 2018 for 2017 performance that was reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table in 2017.

(4)	This amount includes $600,000 for the Company’s discretionary contribution made to Mr. Faricy’s SRP account, as provided in his employment agreement.

Executive Compensation Arrangements

Provided below are summaries of the employment agreements that we have entered into with our NEOs. For specific information regarding amounts paid to our NEOs in 2018, please see “—Summary Compensation Table” above. In addition, in each of these agreements, our NEOs are subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period thereafter.

Zaslav Employment Agreement

We have an employment agreement with David M. Zaslav, our President and Chief Executive Officer. We entered into the original agreement for a term of five years when Mr. Zaslav commenced employment with us in 2007. We amended the original employment agreement in 2009 and 2011, and in 2014, entered into a new employment agreement with Mr. Zaslav, continuing through December 31, 2019 (the Zaslav 2014 Employment Agreement, referred to in the Compensation Discussion and Analysis above). On July 16, 2018, we entered into a new employment agreement with Mr. Zaslav, which replaced the Zaslav 2014 Employment Agreement, with a term commencing July 1, 2018 and continuing through December 31, 2023 (the Zaslav 2018 Employment Agreement, referred to in the Compensation Discussion and Analysis above).

Under the terms of both the 2014 and 2018 agreements, Mr. Zaslav was entitled to and did receive a salary of $3,000,000 in 2018. Mr. Zaslav’s base salary remains $3,000,000 per annum for the duration of the Zaslav 2018 Employment Agreement. Mr. Zaslav’s target annual bonus under the Zaslav 2014 Employment Agreement for 2018 was $9,000,000. Under the Zaslav 2018 Employment Agreement, the target annual bonus increases to $22,000,000 in 2019 and remains $22,000,000 for each subsequent year of the term. Under both agreements, there is no guaranteed bonus amount and the actual amount paid to Mr. Zaslav depends on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the Compensation Committee in consultation with Mr. Zaslav.

Pursuant to the Zaslav 2014 Employment Agreement, Mr. Zaslav was entitled to receive equity awards each year from 2014 to 2018, conditioned on his employment on the grant date of each award. Two types of equity awards were required by the agreement: PRSUs, earned based on achievement of financial performance metrics, and SARs, which pay out based on growth in Company stock price.    Under the terms of the agreement, Mr. Zaslav was entitled to receive awards of PRSUs each year from 2014 to 2018, with the number of units for each grant determined by dividing $15,000,000 by the closing price of Discovery Series A common stock on the last business day prior to the grant date and the payout conditioned on meeting multi-year financial metrics set by the Compensation Committee. The PRSUs will be paid as follows: 50% shall be paid in the calendar year immediately following the one-year performance period, as soon as practicable following the Compensation Committee’s determination of performance for such performance period, and the remaining 50% shall be paid one-half as soon as practicable after the beginning of the second calendar year following the one-year performance period and one-half as soon as practicable after the beginning of the third calendar year following the one-year performance period. Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his

PRSUs. The agreement contains provisions permitting withholding taxes to be satisfied through a reduction in the number of shares issued to Mr. Zaslav upon settlement of PRSUs, subject to limitations in certain areas.

The Zaslav 2014 Employment Agreement also provided for an initial grant of Special SARs awards in January 2014 that vested in four annual installments, and additional awards of Special SARs each year in 2015 – 2018 to replenish the number of units that were canceled upon vesting. Consistent with the Zaslav 2014 Employment Agreement, the Special SARs are paid out 25% in common stock, and the remaining 75% in cash, automatically after vesting. The Compensation Committee approved certain adjustments to equity awards in connection with the 2014 Share Dividend approved by our Board, resulting in the stock-settled portion of the Special SARs being paid out in Series A and Series C common stock. The base price of each award of Special SARs is based on the average closing stock price of our Series A (for the Series A Special SARs) and Series C (for the Series C Special SARs) common stock over the ten trading days before and including the grant date and the ten trading days after the grant date; the payout on maturity will be determined using a similar average of the closing stock prices around the applicable vesting date. If Mr. Zaslav’s employment is terminated without Cause or for Good Reason (as defined in the agreement), all of the Special SARs, as well as SARs granted prior to the Zaslav 2014 Employment Agreement, will become fully vested and payable in accordance with the terms of such agreement and the applicable awards.

Mr. Zaslav was entitled to receive and did receive an award of 616,777 PRSUs in 2018, with financial metrics based on a two-year performance period, and an award of 1,807,938 Series A Special SARs and 1,807,938 Series C Special SARs, both consistent with the terms of the Zaslav 2014 Employment Agreement.

Under the terms of the 2018 Zaslav Agreement, Mr. Zaslav is eligible for awards of nonqualified stock options (the “Signing Options”). The Signing Options have staggered exercise prices and vesting schedules, with progressively higher exercise prices and vesting over the five and one half years of the term of the agreement. The Signing Options will be earned and become eligible to vest and be exercised in five tranches (determining each tranche’s vesting/exercisability beginning as of January 2 of the year set forth in the following table), and each successive tranche has a higher exercise price, as follows:

Tranche	Shares	Exercise Price ($)	Vesting/Exercise schedule
2019	2,435,655	27.35	2020, 2021, 2022, 2023 (25%/yr)
2020	2,211,344	28.72	2021, 2022, 2023, 2024 (25%/yr)
2021	2,155,404	30.15	2022 (33%), 2023 (33%), 2024 (34%)
2022	2,393,454	31.66	2023 (50%), 2024 (50%)
2023	1,571,489	33.24	2024 (100%)

Provided that any vesting/exercise date designated as 2024 shall be December 31, 2023.

The 2018 Zaslav Employment Agreement provided for a further grant of stock options for 989,299 shares of Series A common stock to Mr. Zaslav on the first business day of 2019, provided he remained employed by the Company on that date. That award, like the 2023 tranche of the Signing Options, has an exercise price of 121.55 percent of the closing price on the date the Signing Options were granted with an exercise price of $33.24 per share and shall vest and become exercisable in a single installment of 100 percent on December 31, 2023.

Mr. Zaslav is required to retain the shares received upon exercise of all of the stock options granted under the Zaslav 2018 Employment Agreement (after netting for any shares used to pay exercise prices and tax withholding). Mr. Zaslav also is required to hold a specified number of shares of Discovery’s Common Stock (either Series A or Series C) during each year from 2019 to 2023: 1,800,000 shares in 2019, 2,220,00 in 2020, 2,550,000 in 2021, 2,750,00 in 2022, and 2,750,000 in 2023.

Mr. Zaslav will also be granted annual awards of PRSUs from 2019 to 2023, conditioned on his employment on the grant date of each tranche of PRSUs. In 2019, Mr. Zaslav received 470,035 PRSUs. The number of PRSUs in each grant from 2020 through 2023 will be determined by dividing $12 million by the closing price of the Company’s Series A common stock on the date prior to grant. The PRSUs will be earned based on the achievement of performance metrics measured over a one-year performance period. The Committee will set the performance metrics for each one-year performance period at the time of grant in consultation with Mr. Zaslav. The PRSUs will be paid as follows: 50% will be paid in the calendar year immediately following the one-year performance period, as soon as practicable following the Committee’s determination of performance for such performance period, and the remaining 50% will be one-half as soon as practicable after the beginning of the second calendar year following the one-year performance period and one-half as soon as practicable after the beginning of the third calendar year following the one-year performance period. Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs. The agreement contains provisions permitting withholding taxes to be satisfied through a reduction in the number of shares issued to Mr. Zaslav upon settlement of PRSUs, subject to limitations in certain areas.

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group, including insurance and retirement plans. Mr. Zaslav is entitled to four weeks of vacation each year. Mr. Zaslav receives a car allowance of $1,400 per month and is entitled to use the Company’s aircraft for up to 200 hours of personal use per year. The Company shall pay for the first 100 hours of personal use and Mr. Zaslav shall reimburse the Company for personal use in excess of 100 hours, in accordance with the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in connection with the Zaslav 2014 Employment Agreement (the “Time Sharing Agreement”), which continues in effect under the Zaslav 2018 Employment Agreement. Under the Time Sharing Agreement, the reimbursement rate is two times the actual fuel cost for the airplane, in accordance with FAA-permitted reimbursement methods. Under the Time Sharing Agreement, if the Company requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent the Company imputes income to Mr. Zaslav for such family member or guest travel, the Company may, consistent with Company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

Under the Zaslav 2018 Employment Agreement, if Mr. Zaslav’s employment is terminated as a result of his death or “disability” (as defined in the agreement), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive: (i) Mr. Zaslav’s accrued but unpaid base salary through the date of termination; plus (ii) any annual bonus for a completed year that was earned but not paid as of the date of termination; plus (iii) any accrued but unused vacation leave pay as of the date of termination; plus (iv) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; plus (v) reimbursement of any business expenses (“Accrued Benefits”). In addition, (x) the Company shall pay Mr. Zaslav or his heirs, as applicable, an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of his death or disability, where the numerator of the fraction is the number of calendar days Mr. Zaslav was actively employed during the calendar year and the denominator of the fraction is 365, which amount shall be payable at the time the Company normally pays the annual bonus; and (y) Mr. Zaslav’s family may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (2) receive COBRA continuation of the group health benefits, and the Company shall pay the premiums for such COBRA coverage or a substituted benefit intended to provide equivalent value to the payment of premiums (“Company-paid COBRA”). Mr. Zaslav would be deemed to have a “disability” if he became unable to perform substantially all of his duties under the agreement in the normal and regular manner due to physical or mental illness or injury and remains unable to do so for 150 days or more during the 12 consecutive months then ending or if he begins receiving disability benefits under the Company’s long-term disability plan.

Under the Zaslav 2018 Employment Agreement, in the event of termination due to death or disability, the outstanding stock options shall vest and be immediately exercisable, pursuant to the terms of their award agreements, and the outstanding SARs will be treated in accordance with their award agreements, including their payment in a single lump sum. If Mr. Zaslav dies or separates due to disability during the term of the agreement and prior to the last day of the performance period for any tranche of PRSUs, then Mr. Zaslav shall be entitled to a pro rata portion of such tranche of PRSUs, based upon actual performance through the date of termination, provided that the maximum number of PRSUs in each tranche which may be earned is limited to (A) one divided by the number of years in the tranche’s performance period, multiplied by (B) the number of full or partial years completed for the performance period. If Mr. Zaslav dies prior to the grant date (within the first 90 days of the applicable performance period before the performance metrics for such performance period have been established) then there will be no grant of such tranche (and no prorated vesting for such tranche).

If Mr. Zaslav’s employment is terminated for “Cause” or he resigns (other than for Good Reason or within the 30 days beginning on the 31st day following a Change in Control), he shall be entitled to receive the Accrued Benefits and all other benefits or payments due or owing Mr. Zaslav shall be forfeited. “Cause” has the meaning set forth below under “—Potential Payments Upon Termination or Change in Control – Defined Terms.”)

If Mr. Zaslav’s employment is terminated by the Company without Cause, or if Mr. Zaslav terminates his employment for Good Reason (where “Good Reason” has the meaning set forth below under “ —Potential Payments Upon Termination or Change in Control – Defined Terms”), Mr. Zaslav shall be entitled to receive: (i) the Accrued Benefits; plus (ii) an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of the termination (subject to the applicable performance metrics) where the numerator is the number of calendar days Mr. Zaslav was actively employed during the year and the denominator is 365; (iii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by 24, which amount shall be paid in substantially equal payments over the course of the 24 months commencing on employment termination (the “Severance Period”) in accordance with the Company’s normal payroll practices during such period; plus (iv) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years (excluding the amount of any annual bonus in excess of $12,000,000), multiplied by 24, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (v) accelerated vesting and payment of Mr. Zaslav’s granted but unvested Special SARs, with one-half valued as of the date of termination or resignation and the remaining half valued as of the remaining applicable scheduled payment dates (provided that if the employment cessation is before December 31, 2019, the Special SARs valued as of the date of termination or resignation will be paid out within 60 days); plus (vi) accelerated vesting of the granted but unvested stock options subject to their becoming actually exercisable on the same schedule as if he had remained employed; plus (vii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family with Company-Paid COBRA up to the maximum applicable COBRA period.

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause, Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated, and with the PRSUs paid out on their original schedule. If such termination is prior to the grant date for a tranche, then there will be no grant of such tranche (and no PRSUs for such tranche may be earned).

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the Agreement on December 31, 2023, (i) the Company shall pay to Mr. Zaslav the Accrued Benefits defined above; plus (ii) Mr. Zaslav and his dependents elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) Company-Paid COBRA, plus (iii) the Company shall pay to Mr. Zaslav an amount equal to the sum of (1) the average annualized base salary Mr. Zaslav was earning in 2023, plus (2) the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years (excluding the amount of any annual bonus in excess of $12,000,000), which amount shall be paid in substantially equal payments over the course of the 12 months immediately following his separation from service after the expiration of the Agreement, in accordance with the Company’s normal payroll practices during such period.

If Mr. Zaslav remains employed by the Company (or its successor) for 30 days following a Change in Control (where “Change in Control” has the meaning set forth below under “—Potential Payments Upon Termination or Change in Control – Defined Terms”), then the outstanding PRSUs (for which the performance period has not expired), the granted and unvested Special SARs and the granted and unvested stock options will become fully vested as of the thirtieth day following the Change in Control and the PRSUs will be earned regardless of actual performance. In the event Mr. Zaslav is terminated (i) other than for Cause or for Good Reason within 60 days following a Change in Control, or (ii) he resigns voluntarily within the 30 calendar days commencing on the thirty-first day following a Change in Control, then the outstanding PRSUs (for which the performance period has not expired) will become fully vested as of 30 days after the Change in Control regardless of actual performance and the PRSUs will be distributed immediately to the extent permissible under Code Section 409A, and any unvested stock options will become fully vested and immediately exercisable and he will be treated as though terminated without Cause for purposes of his other severance benefits. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the Zaslav 2018 Employment Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference and non-competition, during the term of the agreement and for a period of two years thereafter and to continuing confidentiality obligations.

Wiedenfels Employment Agreement

We entered into an employment agreement with Gunnar Wiedenfels, our Chief Financial Officer, on October 3, 2016, with a term commencing on April 1, 2017 through April 1, 2021 (the “Wiedenfels Employment Agreement”). Pursuant to this agreement, Mr. Wiedenfels is entitled to receive a base salary of $1,100,000, with future salary increases to be reviewed and decided in accordance with our standard practices and procedures starting in 2018. Mr. Wiedenfels is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 120% of his base salary. Pursuant to the agreement Mr. Wiedenfels’ bonus for 2017 was prorated based on the number of days of employment in 2017.

The Wiedenfels Employment Agreement provides that during the first 60 days of his employment, he would be recommended to be granted non-qualified stock options with a target value of $1,250,000 and RSUs with a target value of $1,250,000 under the 2013 Incentive Plan. Accordingly, on May 22, 2017, Mr. Wiedenfels received a stock option award with respect to 160,001 shares and a RSU award consisting of 48,319 shares.

Mr. Wiedenfels is also eligible for benefits under the Company’s international permanent relocation policy for executives at his job level, for relocation of Mr. Wiedenfels and his immediate family from Germany to New York. The Wiedenfels Employment Agreement also provided that during the first 30 days of his employment, the Company would make a one-time sign-on bonus in the amount of $250,000, less required withholdings, which payment was made on April 11, 2017. Consistent with the Wiedenfels Employment Agreement, the Company made a special contribution, within his first 30 days of employment, to the Discovery Communications Supplemental Deferred Compensation Plan in the amount of $1,000,000 (the “Special SRP Contribution”), on April 26, 2017. The Special SRP Contribution will vest in four equal annual installments on the first four anniversaries of the commencement of Mr. Wiedenfels’ employment.

Mr. Wiedenfels’ employment may be terminated for “Cause” (where “Cause” has the meaning set forth below under “—Potential Payments Upon Termination of Change in Control – Defined Terms”). If Mr. Wiedenfels’ employment is terminated for “Cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination. The Company may also terminate Mr. Wiedenfels’ employment for “Cause” if we notify Mr. Wiedenfels in writing that Mr. Wiedenfels materially neglected his duties to the Company under the Wiedenfels Employment Agreement or has engaged in other conduct that constitutes a breach by Mr. Wiedenfels of that agreement and Mr. Wiedenfels fails to cure such breach during a 30-day cure period following delivery of such notice. The Wiedenfels Employment Agreement provides that the Cause definition in that agreement shall apply in lieu of that in or benefit plans in which he participates.

Under the terms of the Wiedenfels Employment Agreement, he is entitled to severance if we terminate his employment other than for “Cause” or if he resigns for “Good Reason” (where “Good Reason” has the meaning set forth below under “—Potential Payments Upon Termination of Change in Control – Defined Terms”). In addition, we may offer to renew his employment agreement before it expires. If we want to exercise this option, we must provide Mr. Wiedenfels with notice at least 120 days prior to the expiration date. If we do not make a Qualifying Renewal Offer (as defined below), Mr. Wiedenfels will be entitled to severance under circumstances that will be classified as a termination without Cause. If we have made a Qualifying Renewal Offer, but Mr. Wiedenfels declines the offer, Mr. Wiedenfels would not be eligible for any severance pay, but would be eligible for a non-competition payment of 50% of annual base salary. A Qualifying Renewal Offer is an offer to renew the employment agreement with a meaningful increase in base salary and a bonus target that is at least the same level as in effect at the end of the term of employment, and with other material terms that are at least as favorable in the aggregate as the material terms of the employment agreement, as amended. The payment of Mr. Wiedenfels’ severance is conditioned on his execution of a release in our favor. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below. If Mr. Wiedenfels resigns other than for Good Reason before April 1, 2021, he will be required to pay us six months’ gross salary, and we will also remain eligible to obtain further damages and injunctive relief.

Pursuant to his agreement, beginning in 2018, Mr. Wiedenfels will be considered for annual equity awards under the Company’s normal executive compensation processes and practices. Further pursuant to his agreement, Mr. Wiedenfels is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference and non-competition, during the term of the agreement and for a period of up to one year thereafter (or 18 months for employee non-solicitations) and to continuing confidentiality obligations.

Campbell Employment Agreement

We initially employed Bruce L. Campbell, our Chief Development, Distribution and Legal Officer, under an employment agreement commencing on March 13, 2007, which was further amended in 2008, 2010 and on July 31, 2014. On August 8, 2014, we entered into a new employment agreement with Mr. Campbell, which replaced his prior employment agreements, as amended, with a term commencing August 1, 2014 through August 1, 2018 (the “Campbell 2014 Employment Agreement”). The Campbell 2014 Employment Agreement was subsequently amended on September 24, 2015 to provide and reflect an expansion of Mr. Campbell’s role and position in the Company.

The Campbell 2014 Employment Agreement specified that Mr. Campbell’s base salary would be $1,500,000 and his bonus target would be 130% of base salary, both effective August 1, 2014. The Campbell 2014 Employment Agreement provided that during the first 60 days of execution of the agreement, he would be recommended to be granted a PRSU award with a target value of $2 million under the 2013 Incentive Plan, which was satisfied on September 15, 2014 through the grant of 50,429 PRSUs. The agreement provided that Mr. Campbell would be considered for future salary increases, and annual long-term incentive awards in accordance with our standard practices and procedures.

On February 9, 2018, the Campbell 2014 Employment Agreement was further amended (the “Campbell Second Amendment”) to extend the term to February 14, 2022 and, effective February 15, 2018, to increase

Mr. Campbell’s base salary to $1,800,000 and increase Mr. Campbell’s bonus target to 150% of his base salary, with a blended target for 2018 based on 45 days at his previous target of 130% and the remainder of the year at the new target of 150%. In addition, under the Campbell Second Amendment, Mr. Campbell was recommended for an equity grant with a target value of $3 million as part of the Company’s regular annual equity grants, as well as for a contract renewal grant of RSUs with a target value of $3.75 million, which award was granted on March 1 and provided for vesting in three substantially equal installments beginning on the second anniversary of grant. Under the terms of the Campbell Second Amendment, Mr. Campbell was not eligible for a further base salary increase in the February 2018 base salary merit increase review cycle.

Mr. Campbell’s employment may be terminated for “Cause” (where “Cause” has the meaning set forth under “—Potential Payments Upon Termination or Change in Control – Defined Terms”). If Mr. Campbell’s employment is terminated for “Cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination. If Mr. Campbell resigns other than for Good Reason (where “Good Reason” has the meaning set forth below under “—Potential Payments Upon Termination or Change in Control – Defined Terms”) before the last day of his term of employment, he will be required to pay us six months’ gross salary, and we will also remain to obtain further damages and injunctive relief.

Under the Campbell 2014 Employment Agreement, Mr. Campbell is entitled to severance if we terminate his employment other than for “Cause” or if he resigns for “Good Reason”. The Campbell 2014 Employment Agreement provides that the Cause definition in that contract shall apply in lieu of that in our benefit plans in which he participates. In addition, we may offer to renew his employment agreement before it expires. If we want to exercise this option, we must provide Mr. Campbell with notice at least 120 days prior to the expiration date. If we do not make a Qualifying Renewal Offer (as defined below), Mr. Campbell will be entitled to severance under circumstances that will be classified as a termination without Cause. If we have made a Qualifying Renewal Offer, but Mr. Campbell declines the offer, Mr. Campbell would not be eligible for any severance pay, but would be eligible for a non-competition payment of 50% annual base salary. A Qualifying Renewal Offer is an offer to renew the employment agreement with a meaningful increase in base salary and a bonus target that is at least the same level as in effect at the end of the term of employment, and with other material terms that are at least as favorable in the aggregate as the material terms of the employment agreement, as amended. The payment of Mr. Campbell’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Campbell that we will not extend his employment for any applicable period, Mr. Campbell is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to his agreement, Mr. Campbell is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference and non-competition, during the term of the agreement and for a period of up to one year thereafter (or 18 months for employee non-solicitation) and to continuing confidentiality obligations.

Perrette Employment Agreement

We initially employed Jean-Briac Perrette, President and Chief Executive Officer of our Discovery International division, under an employment agreement commencing on October 17, 2011. We amended and restated his agreement effective January 14, 2014, with a term commencing on January 1, 2014 and continuing through December 31, 2016, pursuant to which Mr. Perrette was employed by the Company in the United States but was seconded to Discovery Corporate Services Limited (“DCSL”), a wholly owned subsidiary of the Company in the U.K., and assigned to work as an expatriate in London. We subsequently entered into an amended and restated agreement effective June 13, 2016, with a term commencing on June 13, 2016 and continuing through June 30, 2019. Under the terms of the Perrette 2016 Employment Agreement, Mr. Perrette is directly employed by DCSL in the U.K. as a local employee and his compensation is provided locally, in British pounds sterling. As discussed in “— Recent Developments,” below, we entered into an amendment to the Perrette 2016 Employment Agreement in February 2019 (the “Perrette 2019 Amendment”).

The Perrette 2016 Employment Agreement specified that Mr. Perrette’s base salary would be £1,175,000 and his bonus target would be 150% of his base salary. The Perrette 2016 Employment Agreement provided that Mr. Perrette would be considered for future salary increases, and for annual long-term incentive awards, in accordance with our standard practices and procedures.

The Perrette 2016 Employment Agreement provided that we would recommend an award of 100,000 PRSUs, based on financial metrics relative to the international business, established by the Compensation Committee in consultation with Mr. Perrette. His agreement also provided that we would recommend an award of PRSUs with a target value of $1,500,000, with the number of PRSUs based on the target value divided by the closing price of Company’s Series A common stock on the trading day immediately preceding the date of grant. Both awards were subject to approval by the Compensation Committee. The Committee approved both awards in June 2016 and provided that the PRSUs would vest 50% on February 26, 2019 and 50% on February 26, 2020 (in both cases assuming satisfaction of the applicable performance metrics and the other terms and conditions of the awards). The agreement also provided that Mr. Perrette would also be considered for future equity grants in accordance with the Company’s standard practices for awards to senior executives.

Mr. Perrette is entitled to participate in and to receive any and all benefits generally available to executives at his level in accordance with the plans or arrangements applicable in the U.K. during the period of his employment in the U.K. and additionally such benefits as they may apply to U.S. citizens working abroad. Under the Perrette 2014 Employment Agreement, Mr. Perrette was eligible for benefits under the Company’s Long Term International Assignment Policy based on his expatriate assignment. Upon localization in June 2016, Mr. Perrette was no longer eligible for these benefits, except as they are available to executives following localization, including ongoing tax preparation assistance and repatriation benefits in the event that Mr. Perrette’s employment is terminated without Cause (where “Cause” has the meaning set forth below under “—Potential Payments Upon Termination or Change in Control—Defined Terms), DCSL determines not to renew the employment agreement, Mr. Perrette resigns for Good Reason (where “Good Reason” has the meaning set forth below under “—Potential Payments Upon Termination or Change in Control—Defined Term), or Mr. Perrette separates from employment with DCSL at the natural expiration of the agreement (except as modified in the Perrette 2019 Amendment).

Mr. Perrette was considered in the normal course for an equity award in the 2018 Annual LTI Review and the Committee approved an award, as discussed in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Mr. Perrette’s employment may be terminated for “Cause.” If Mr. Perrette’s employment is terminated for “Cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination. If Mr. Perrette resigns other than for Good Reason before the last day of his term of employment, he will be required to pay us six months’ gross salary, and we will also remain eligible to obtain further damages and injunctive relief.

Under the Perrette 2016 Employment Agreement, he was entitled to severance if we terminated his employment other than for “Cause” or if he resigns for “Good Reason”. The payment of Mr. Perrette’s severance is conditioned on his execution of a release in our favor. The Perrett 2016 Employment Agreement provides that the Cause definition in the agreement shall apploy in lieu of that in our benefit plans in which he participates. In the event we provide notice to Mr. Perrette that we will not extend his employment for any applicable period, Mr. Perrette is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to his agreement, Mr. Perrette is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference and non-competition, during the term of the agreement and for a period of up to one year thereafter and to continuing confidentiality obligations.

Recent developments

On February 4, 2019, DCSL entered into the Perrette 2019 Amendment. The Perrette 2019 Amendment modifies the Perrette 2016 Employment Agreement. Under the terms of the Perrette 2019 Amendment, Mr. Perrette’s term of employment is extended through June 30, 2022. DCSL shall have the option to enter into negotiations with Mr. Perrette to renew his employment agreement for an additional term. If DCSL wishes to exercise this option, it must provide Mr. Perrette with notice at least 150 days prior to the expiration date. If DCSL does not make a Qualifying Renewal Offer (as defined below), Mr. Perrette shall be entitled to severance under circumstances that shall be classified as a termination without Cause. If DCSL has made a Qualifying Renewal Offer, but Mr. Perrette declines the offer, Mr. Perrette would not be eligible for any severance pay, but would be eligible for a non-competition payment of 50% of annual base salary, increased to 100% if he seeks to engage in a competitive activity and permission to do so is denied by us. A Qualifying Renewal Offer is an offer to renew the employment agreement with a meaningful increase in base salary and a bonus target that is at least the same level as in effective at the end of the term of employment, and with other material terms that are at least as favorable in the aggregate as the materials terms of the employment agreement, as amended.

Mr. Perrette’s title is President and CEO, Discovery International. Effective January 1, 2019, Mr. Perrette’s annual base salary was increased to £1.525 million and Mr. Perrette was not eligible for a further base salary increase in the February 2019 base salary merit increase review cycle. Mr. Perrette’s bonus target was increased to 175% of his base salary, effective January 1, 2019.

Mr. Perrette was recommended for an equity grant with a target value of $3.5 million as part of Discovery’s regular annual equity grants in 2019, with the equity instrument, terms and conditions and number of units based on Discovery’s standard practices and procedures for awards to senior executives. Mr. Perrette was also recommended for a contract renewal grant of restricted stock units with a target value of $4.0 million, which award provides for vesting in three substantially equal annual installments beginning on July 1, 2021. The number of shares in the contract renewal grant was calculated by dividing the target value by the closing price of Discovery’s Series A common stock on the last trading day before the date of grant. Mr. Perrette will also be eligible for paid family leave consistent with Discovery’s policy as applied to similarly situated employees based in the U.S. Additionally, in the event of Mr. Perrette’s death or disability, Mr. Perrette or his family will be eligible for repatriation benefits.

Faricy Employment Agreement

We entered into an employment agreement with Peter Faricy, our CEO, Direct to Consumer, on July 27, 2018, with a term commencing on September 17, 2018 and ending September 16, 2021 (the “Faricy Employment Agreement”). Pursuant to this agreement, Mr. Faricy is entitled to receive a base salary of $1,400,000. Mr. Faricy is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 120% of his base salary. Pursuant to the agreement Mr. Faricy’s bonus for 2018 was prorated based on the number of days of employment in 2018.

The Faricy Employment Agreement provides that during the first 90 days of his employment, he would be recommended for a grant of RSUs with a target value of $3 million under the 2013 Incentive Plan. Accordingly, on October 8, 2018, Mr. Faricy received an RSU award consisting of 91,103 shares.

Mr. Faricy also is eligible for benefits under the Company’s domestic relocation policy for executives at his job level, for relocation of Mr. Faricy and his immediate family to New York within 24 months after his employment commenced. The Faricy Employment Agreement also provides that during the first 30 days of his employment, the Company would make a one-time sign-on bonus in the amount of $200,000, less required withholdings, which payment was made on October 5, 2018. Consistent with the Faricy Employment Agreement, the Company made a special contribution, within his first 30 days of employment, to the Discovery Communications Supplemental Deferred Compensation Plan in the amount of $600,000 (the “Faricy Special

SRP Contribution”), on September 17, 2018. The Faricy Special SRP Contribution will vest in three equal annual installments, with the first two installments on the first two anniversaries of the commencement of Mr. Faricy’s employment and the final installment on the last day of the term (September 16, 2021).

The Faricy Employment Agreement requires that we provide Mr. Faricy with a suitable two bedroom corporate apartment in New York, New York for the first ten calendar months of the Term of Employment, through June 2019, and a three bedroom corporate apartment in London, England for July and August 2019. We will gross up these benefits and reimbursements for associated income taxes with respect to this housing.

Mr. Faricy’s employment may be terminated for “Cause,” (where “Cause” has the meaning set forth below under “—Potential Payments Upon Termination or Change in Control—Defined Terms”). If Mr. Faricy’s employment is terminated for “Cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination. If Mr. Faricy resigns other than for Good Reason (where “Good Reason” has the meaning set forth below under “—Potential Payments Upon Termination or Change in Control—Defined Terms”) before the last day of his term of employment, he will be required to pay us six months’ gross salary, and we will also remain eligible to obtain further damages and injunctive relief

Under the terms of the Faricy Employment Agreement, he is entitled to severance if we terminate his employment other than for “Cause” or if he resigns for “Good Reason” The Faricy Employment Agreement provides that the Cause definition in the agreement shall apply in lieu of that in our benefit plans in which he participates. In addition, we may offer to renew his employment agreement before it expires. If we want to exercise this option, we must provide Mr. Faricy with notice at least 90 days prior to the expiration date. If we do not make a Qualifying Renewal Offer (as defined below), Mr. Faricy will be entitled to severance under the circumstances that will be classified as a termination without Cause. If we have made a Qualifying Renewal Offer, buy Mr. Faricy declines the offer, Mr. Faricy would not be eligible for nay severance pay, but would be eligible for a non-competition payment of 50% of annual base salary. A Qualifying Renewal Offer is an offer to renew the employment agreement with a meaningful increase in base salary and a bonus target that is at least the same level as in effect at the end of the term of employment, and with other material terms that are at least as favorable in the aggregate as the material terms of the employment agreement, as amended. The payment of Mr. Faricy’ severance is conditioned on his execution of a release in our favor. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to his agreement, beginning in 2019, Mr. Faricy will be considered for annual equity awards under the Company’s normal executive compensation processes and practices.

Pursuant to his agreement, Mr. Faricy is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference and non-competition, during the term of the agreement and for a period of up to one year thereafter (or 18 months for employee non-solicitation) and to continuing confidentiality obligations.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below. Amounts that could be recognized under equity awards that were vested as of December 31, 2018 also are not included below, as the treatment of the vested awards for our NEOs is identical for all employees under the termination scenarios described in this section. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “—Defined Terms” below. The quantitative examples provided below are premised on:

•	the applicable NEO ceasing to be employed by Discovery as of December 31, 2018;

•	for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and the closing price of our respective series of common stock on December 31, 2018, the last trading day of the year;

•	The closing price of our Series A common stock on December 31, 2018 was $24.74;

•	The closing price of our Series C common stock on December 31, 2018 was $23.08;

•

for PRSU/RSU awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested PRSUs/RSUs granted by the closing price of our respective series of common stock on December 31, 2018, the last trading day of the year;

•	The closing price of our Series A common stock on December 31, 2018 was $24.74;

•	The closing price of our Series C common stock on December 31, 2018 was $23.08;

•

for SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested SAR units granted by the difference between the measurement price and the average price of the respective series of common stock on the ten days preceding and including December 31, 2018, and the ten trading days thereafter;

•	The average price of our Series A common stock on the ten trading days preceding and including December 31, 2018, and the ten trading days thereafter was $26.16;

•	The average price of our Series C common stock on the ten trading days preceding and including December 31, 2018, and the ten trading days thereafter was $24.33;

•	each NEO not meeting the definition of “retirement” in the applicable agreements and plans as of December 31, 2018;

•	all accrued salary at that assumed termination date having previously been paid; and

•	all accrued vacation for 2018 having been used.

David M. Zaslav

By Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason. If Mr. Zaslav’s employment is terminated by Discovery other than for death, disability or “Cause” as defined in his employment agreement or by Mr. Zaslav for “Good Reason,” Mr. Zaslav’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric;

(3) an amount equal to one-twelfth the average of Mr. Zaslav’s annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by 24, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by 24, payable over the course of the 24 months following his termination or resignation consistent with our normal payroll practices;

(4) accelerated vesting and payment for all of his granted but unvested SARs;

(5) accelerated vesting for all of his outstanding PRSU awards, with the amount earned based on achievement of the performance metrics during the applicable performance period and the awards distributed as if Mr. Zaslav remained employed; and

(6) the payment of coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-Paid COBRA.

By Reason of Death or Disability. Mr. Zaslav’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) payment for his SAR awards, in a lump sum, in accordance with the terms of the applicable plans (which provide for acceleration of vesting in such event);

(4) accelerated vesting of his PRSU awards, prorated based on the number of full or partial years completed for the applicable performance period; and

(5) the payment of (i) coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-Paid COBRA.

As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

By Discovery for Cause; By Mr. Zaslav Other than for Good Reason. If Mr. Zaslav’s employment is terminated by us for “Cause” or by Mr. Zaslav other than for “Good Reason” (in each case, as defined in his employment agreement), his employment agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans. If such termination was effected by us for “Cause,” or by Mr. Zaslav before December 31, 2023 other than for “Good Reason” (except within 30 days beginning on the 31st day following a Change of Control, as described below) Mr. Zaslav forfeits all rights under his SAR, and PRSU awards (regardless of whether all or any portion of the award is then vested or unvested).

By Mr. Zaslav Upon Change in Control. If Mr. Zaslav remains employed by the Company (or its successor) for 30 days following a Change in Control, then the outstanding PRSUs (for which the performance period has not expired), the granted and unvested Special SARs and the granted and unvested stock options will be become fully vested as of the 30th day following the Change in Control and the PRSUs will be earned regardless of actual performance. In the event Mr. Zaslav is terminated (i) other than for Cause or for Good Reason within 60 days following a Change in Control, or (ii) he resins voluntarily within the 30 calendar days commencing on the 31st day following a Change in Control, then the outstanding PRUSs (for which the performance period has not expired) will become fully vested as of 30 days after the Change in Control, regardless of actual performance and the PRSUs will be distributed immediately to the extent permissible under Code Section 409A, and he will be t4reted as though terminate without Cause for purposes of this other severance benefits

The following table summarizes the potential benefits that would have been paid to Mr. Zaslav had his employment been terminated under any of the circumstances described above as of December 31, 2018:

Benefits and Payments Upon Termination	Voluntary Termination or Involuntary Termination for Cause ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary for Good Reason ($)	Voluntary Within 30 Days after 31st Day Following Change in Control ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)
Compensation:
Base Salary	0	0	0	6,000,000	6,000,000	6,000,000	6,000,000
Bonus	9,000,000	9,000,000	9,000,000	49,500,000	49,500,000	49,500,000	49,500,000

Equity:
SARs	0	10,540,279	10,540,279	10,540,279	10,540,279	10,540,279	10,540,279
Stock Options	0	0	0	0	0	0	0
PRSU	0	41,862,306	41,862,306	55,779,545	55,779,545	55,779,545	55,779,545

Benefits:
COBRA premiums	0	38,245	61,616	61,616	38,245	38,245	38,245

Gunnar Wiedenfels

By Discovery Other than for Death, Disability or Cause; By Mr. Wiedenfels for Good Reason. If Mr. Wiedenfels’ employment is terminated by us other than for death, disability or “Cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer, or by Mr. Wiedenfels for “Good Reason,” Mr. Wiedenfels’ employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and to offset by against compensation earned post-employment):

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Wiedenfels would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(3) payment of Mr. Wiedenfels’ full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric, but capped for Company and division performance at 100%;

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Wiedenfels would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period;

(5) the fully vested Special SRP Contribution conditioned on the execution and effectiveness of a release within the 60-calendar day period following the date of Mr. Wiedenfels separation from service; and

(6) repatriation benefits to return Mr. Wiedenfels and his family to Germany, as those benefits would be if Mr. Wiedenfels were separating during an expatriate assignment from Germany to the United States.

The term of his employment agreement ends April 1, 2021 and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Wiedenfels would be entitled to the severance benefits described above at the end of his original employment term. Further, if the Company offers to renew the agreement with a Qualifying Renewal Offer, but the parties are unable to agree on final terms, and Mr. Wiedenfels terminates his employment at the end of his employment term, Mr. Wiedenfels will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Wiedenfels’ employment is terminated by us not for “cause” and we have a standard severance policy at the time of termination which would provide Mr. Wiedenfels with a sum greater than these arrangements, Mr. Wiedenfels will be entitled to such greater sum.

As a condition to receiving the severance payments described above, Mr. Wiedenfels would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Wiedenfels Other than for Good Reason. If Mr. Wiedenfels’ employment is terminated by us for “Cause” or by Mr. Wiedenfels other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Wiedenfels’ employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Wiedenfels’ then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Wiedenfels is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Wiedenfels be eligible for and elect COBRA benefits subject to alternative treatment if required by applicable law.

The following table summarizes the potential benefits that would have been paid to Mr. Wiedenfels had his employment terminated under any of the circumstances described above as of December 31, 2018:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(566,500)	0	0	2,549,250	2,549,250	2,549,250	0
Bonus	2,422,507	2,422,507	2,422,507	2,422,507	2,422,507	2,422,507	2,422,507

Equity:
Stock Options	0	138,014	138,014	34,503	0	35,503	0
RSU	0	2,721,326	2,721,326	0	0	0	0

Benefits:
COBRA premiums	0	0	57,367	57,367	57,367	57,367	0
Repatriation	0	176,000	176,000	176,000	176,000	176,000	0

Bruce L. Campbell

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment is terminated by us other than for death, disability or “Cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer, or by Mr. Campbell for “Good Reason,” Mr. Campbell’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and offset by compensation earned post-employment):

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Campbell would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(3) payment of Mr. Campbell’s full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments but capped for Company and division performance at 100%; and

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Campbell would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

The term of his employment agreement ends February 14, 2022, and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement with a Qualifying Renewal Offer, Mr. Campbell would be entitled to the severance benefits described above at the end of his original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Campbell terminates his employment at the end of his employment term, Mr. Campbell will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Campbell’s employment is terminated by us not for “Cause” or by Mr. Campbell for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Campbell with a higher sum than these arrangements, Mr. Campbell will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment is terminated by us for “Cause” or by Mr. Campbell other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Campbell’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Campbell’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Campbell be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law.

The following table summarizes the potential benefits that would have been paid to Mr. Campbell had his employment terminated under any of the circumstances described above as of December 31, 2018:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(900,000)	0	0	5,550,000	5,550,000	5,550,000	0
Bonus	3,811,762	3,811,762	3,811,762	3,811,762	3,811,762	3,811,762	3,811,762

Equity:
Stock Options	0	138,014	138,014	34,503	0	138,014	0
PRSU	0	1,653,201	1,653,201	1,653,201	0	1,653,201	0
RSU	0	5,340,698	5,340,698	0	0	5,340,698	0

Benefits:
COBRA premiums	0	0	78,614	78,614	78,614	78,614	0

Jean-Briac Perrette

By Discovery Other than for Death, Disability or Cause; By Mr. Perrette for Good Reason. If Mr. Perrette’s employment is terminated by us other than for death, disability or “Cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer, or by Mr. Perrette for “Good Reason,” Mr. Perrette’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and to offsets by compensation earned post-employment):

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans.

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Perrette would otherwise be eligible to receive severance payments under the Company’s U.K. severance redundancy plan then in effect;

(3) the prorated portion of Mr. Perrette’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics but capped for Company and division performance at 100%); and

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Perrette would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

At December 31, 2018, Mr. Perrette’s employment term was scheduled to end June 30, 2019 pursuant to the Perrette 2016 Employment Agreement. Under the Perrette 2019 Employment Agreement, Mr. Perrette’s employment term is scheduled to end on June 30, 2022 and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement with a Qualifying Renewal Offer, Mr. Perrette would be entitled to the severance benefits described above at the end of the original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Perrette terminates his employment at the end of his employment term, Mr. Perrette will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment increased to 100% if he seeks to engage in a competitive activity and permission to do so is denied by us.

Notwithstanding the foregoing, in the event Mr. Perrette’s employment is terminated by us not for “Cause” or by Mr. Perrette for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Perrette with a higher sum than these arrangements, Mr. Perrette will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Perrette would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Perrette Other than for Good Reason. If Mr. Perrette’s employment is terminated by us for “Cause” or by Mr. Perrette other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Perrette’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Perrette is no longer disabled or reaches age 65, whichever occurs first, subject to alternative treatment if required by applicable law.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Perrette’s employment beyond the then-current term, Mr. Perrette’s employment agreement entitles him to receive the severance payments reflected above.

The following table summarizes the potential benefits that would have been paid to Mr. Perrette had termination of his employment occurred under any of the circumstances described above as of December 31, 2018:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(790,629)	0	0	1,581,259	1,581,259	1,581,259	0
Bonus	3,524,641	3,524,641	3,524,641	3,524,641	3,524,641	3,524,641	3,524,641

Equity:
Stock Options	0	155,051	155,051	37,379	5,536	37,379	0
PRSU	0	4,721,530	4,721,530	4,103,030	0	4,103,030	0
RSU	0	1,653,077	1,653,077	0	0	0	0

Benefits:
COBRA premiums	0	0	25,556	25,556	25,556	25,556	0
Repatriation	0	127,700	127,700	127,700	127,700	127,700	0

Peter Faricy

By Discovery Other than for Death, Disability or Cause; By Mr. Faricy for Good Reason. If Mr. Faricy’s employment is terminated by us other than for death, disability or “Cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer, or by Mr. Faricy for “Good Reason,” Mr. Faricy’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and to offset by compensation earned post-employment):

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Faricy would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(3) payment of Mr. Faricy’s full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments; and

(4) the fully vested Special SRP Contribution conditioned on the execution and effectiveness of a release within the 60 calendar day period following the date of Mr. Faricy’s separation from service.

The term of his employment agreement ends September 16 2021, and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Faricy would be entitled to the severance benefits described above at the end of his original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Faricy terminates his employment at the end of his employment term, Mr. Faricy will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Faricy’s employment is terminated by us not for “Cause” or by Mr. Faricy for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Faricy with a higher sum than these arrangements, Mr. Faricy will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Faricy would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Faricy Other than for Good Reason. If Mr. Faricy’s employment is terminated by us for “Cause” or by Mr. Faricy other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Faricy’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability: any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Faricy’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans.

The following table summarizes the potential benefits that would have been paid to Mr. Faricy had termination of his employment occurred under any of the circumstances described above as of December 31, 2018:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(700,000)	0	0	3,616,667	3,616,667	3,616,667	0
Bonus	557,406	557,406	557,406	557,406	557,406	557,406	557,406

Equity:
RSU	0	2,253,888	2,253,888	0	0	0	0

Benefits:
COBRA premiums	0	0	38,245	38,245	38,245	38,245	0

Defined Terms

The 2005 Stock Plan, the 2013 Incentive Plan and the employment agreements with our NEOs include definitions of various terms relevant to determining whether amounts will be paid. Set forth below is a summary of the defined terms referred to in this section.

2005 Stock Plan. All stock option awards to the NEOs made prior to 2013 were made under the 2005 Stock Plan and implementing award agreements. Under each NEO’s respective award agreement and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2005 Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2005 Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

Under the 2005 Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2005 Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any subsidiary of the Company, any employee benefit plan sponsored by the Company or any subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

2013 Incentive Plan. Under each NEO’s respective award agreement for awards made after 2013 and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2013 Incentive Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2013 Incentive Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

Under the 2013 Incentive Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2013 Incentive Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Incentive Compensation Plan. Under the ICP, “Cause” means (i) the conviction of, or nolo contendere to guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to the Eligible Employee’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; (vii) willful misconduct in connection with the performance of Executive’s duties; and (vii) any other conduct that constitutes Cause under the Company’s policies and procedures.

Zaslav Employment Agreement. Under the terms of David Zaslav’s employment agreement, “Cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties or to follow the direction of the Board. The “Cause” definition includes a requirement of notice and certain opportunities to cure.

Under the terms of Mr. Zaslav’s employment agreement, “Good Reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than 40 miles away from his primary office location immediately prior to such relocation and is further away from his residence; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Zaslav’s employment agreement, “Change in Control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance of voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A-1 Blocking Rights”) and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights), or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall beneficially own or control, directly or indirectly, more than 20% of the voting power represented by the outstanding “Voting Securities” (as defined in the Company’s Certificate of

Incorporation) of the Company (such that Mr. Malone or his heirs effectively may block any action requiring a supermajority vote under Article VII of the Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights)or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which neither Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5).

Wiedenfels Employment Agreement. Under the terms of Mr. Wiedenfels’ employment agreement, “Cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties. “Cause” also includes his neglecting his duties or engaging in other conduct that breaches his employment agreement, subject to a one-time notice and cure opportunity.

Under the terms of Mr. Wiedenfels’ employment agreement, “Good Reason” means the occurrence of any of the following events without Mr. Wiedenfels’ consent: (a) a material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer, Chairman, or the Board. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Campbell Employment Agreement. Mr. Campbell’s employment agreement contains the same definition of “Cause” that is included in Mr. Wiedenfels’ agreement. Under the terms of Mr. Campbell’s employment agreement, “Good Reason” means the occurrence of any of the following events without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s CEO, Chairman, or the Board. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Perrette Employment Agreement. Mr. Perrette’s employment agreement contains the same definition of “Cause” that is included in Mr. Wiedenfels’ agreement. Under the terms of Mr. Perrette’s employment agreement, “Good Reason” means the occurrence of any of the following events without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities; (b) a material change in his work location from the London, U.K. metropolitan area, except repatriation to the New York, NY metropolitan area at the end of his term of employment; (c) a change of his reporting relationship to a level lower than the CEO of the Company; (d) a material breach of his agreement through the Company’s failure to make the equity awards. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Faricy Employment Agreement. Mr. Faricy’s employment agreement contains the same definition of “Cause” that is included in Mr. Wiedenfels’ agreement. Under the terms of Mr. Faricy’s employment agreement,

“Good Reason” means the occurrence of any of the following events without Mr. Faricy’s consent: (a) a material reduction in Mr. Faricy’s duties, title, or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; or (c) a material breach by us of his employment agreement. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our incentive compensation arrangements. The Compensation Committee has determined that these arrangements do not provide our Company’s employees with incentive to engage in business activities or other actions that would threaten the value of our Company or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on our Company. The outside consultant to the Compensation Committee, Croner, assisted the Compensation Committee in its risk assessment of our executive compensation programs in meetings throughout 2018 and advised the Compensation Committee in reaching this conclusion as to those plans; however, Croner did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Prohibition on Derivative Trading

Our Company prohibits certain derivative transactions in our stock by officers, directors and their families. Specifically, they may not, at any time:

•	trade in any public puts, calls, covered calls or other derivative products involving Company securities; or

•	engage in short sales of Company securities.

Certain Relationships and Related Person Transactions

In the ordinary course of business, we were a party during 2018 to certain business transactions with institutions affiliated with members of our Board. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. There were no related person transactions during 2018. The Nominating and Corporate Governance Committee has guidelines for evaluating potential related person transactions, which are described in the section below.

Policy Governing Related Person Transactions

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code, which apply to all directors, officers and employees of Discovery. Among other things, the Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;

•	whether the transaction would be undertaken in our ordinary course of business;

•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•	the purpose of, and potential benefits to the Company of, the transaction.

For purposes of the Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

The Nominating and Corporate Governance Committee reviewed all transactions between the Company and its related persons and determined that no such transactions required approval pursuant to our policy or disclosure pursuant to Item 404 of Regulation S-K.

PROPOSAL 3: STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE REQUIREMENTS

Certain stockholders have advised the Company that they intend to present the proposal set forth below at the 2019 Annual Meeting. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon written request to the Corporate Secretary.

Proposal [3]—Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicitly or implicitly due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. A necessary unified element of this one proposal it that it includes taking the steps necessary to adjourn the annual meeting to solicit the votes necessary for approval if the votes for approval are lacking during the meeting.

To facilitate this adjourn is mentioned 27-times in our bylaws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving the governing rules of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply push the snooze button in response to a 79%-vote of shareholders on certain issues.

Please vote yes:

Simple Majority Vote—Proposal [3]

Board of Directors’ Statement in Opposition

The Board believes that this stockholder proposal seeking to adopt a simple majority vote in all cases would not be in the best interests of the Company and its stockholders.

Currently, the Company’s Certificate of Incorporation only requires a supermajority vote for the following matters, and then, only where at least 75% of the members of our Board of Directors then in office have not approved the transaction and where a stockholder vote is required:

•	Amendment, alteration or repeal of any provision of our Certificate of Incorporation

•	Adoption, amendment or repeal of any provision of our Bylaws

•	Merger or consolidation of the Company with or into any other person or any other business combination

•	Sale, lease or exchange of all, or substantially all, of our assets

•	The dissolution of the Company

Our Board is familiar with the discussions regarding supermajority vote requirements, and understands both sides of the argument. The Board believes that there are valid arguments in favor of, and opposed to, supermajority vote requirements. The Board believes that our Company’s stockholders have benefitted from having supermajority voting requirements for the matters listed above.

Considerations Favoring Supermajority Vote Requirements

•

Ensures certain fundamental changes to the Company’s Certificate of Incorporation, which, in the judgment of at least some directors (including a majority of continuing directors), are not in the best interests of the Company, only occur with broad stockholder consensus

•	Provides minority stockholders with a measure of protection against self-interested actions by one or more large stockholders

•	Encourages large stockholders or potential acquirers of the Company to negotiate with the Board with respect to business transactions or certain corporate governance matters

Considerations Opposing Supermajority Vote Requirements

•	Could block initiatives or transactions supported by a majority of the stockholders, but opposed by the Board

•	Could have the effect of encouraging the Board to act in a manner inconsistent with the preferences of a majority of the stockholders

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE STOCKHOLDER PROPOSAL

PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING DISCLOSURE OF DIVERSITY AND QUALIFICATIONS FOR OUR DIRECTORS AND DIRECTOR CANDIDATES

Certain stockholders have advised the Company that they intend to present the proposal set forth below at the 2019 Annual Meeting. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon written request to the Corporate Secretary.

True Diversity Board Policy

Resolved, that the shareholders of the Discovery, Inc. (the “Company”) request the board adopt a policy to disclose to shareholders the following:

1.	A description of the specific minimum qualifications that the Board’s nominating committee believes must be met by a nominee to be on the board of directors; and

2.	Each nominee’s skills, ideological perspectives, and experience presented in a chart or matrix form.

This disclosure shall be presented to the shareholders through the annual proxy statement and the Company’s website within six (6) months of the date of the annual meeting and updated on an annual basis.

Supporting Statement

We believe that boards that incorporate diverse perspectives can think more critically and oversee corporate managers more effectively. By providing a meaningful disclosure about potential Board members, shareholders will be better able to judge how well-suited individual board nominees are for the Company and whether their listed skills, experience and attributes are appropriate in light of the Company’s overall business strategy.

The Company’s compliance with Item 407(c)(2)(v) of SEC Regulation S-K requires it to identify the minimum skills, experience, and attributes that all board candidates are expected to possess.

Ideological diversity contemplates differences in political/policy beliefs.

True diversity comes from diversity of thought. There is ample evidence that the many companies operate in ideological hegemony that eschews conservative people, thoughts, and values. This ideological echo chamber can result in groupthink that is the antithesis of diversity. This can be a major risk factor shareholders.

We believe a diverse board is a good indicator of sound corporate governance and a well-functioning board. Diversity in board composition is best achieved through highly qualified candidates with a wide range of skills, experience, beliefs, and board independence from management.

We are requesting comprehensive disclosures about board composition and what qualifications the Company seeks for its Board, therefore we urge shareholders to vote FOR this proposal.

Board of Directors’ Statement in Opposition

The role of our Board is to oversee the CEO and other senior management in the competent and ethical operation of Discovery and to assure that the long-term interests of shareholders are being served. Our shareholders have elected a Board that consists of a highly qualified group of leaders in their respective fields, and the caliber of our Board members reflects the Board’s rigorous process for evaluating and recommending potential nominees for election to the Board.

The “Directors” section of this Proxy Statement includes a discussion of the specific skills, qualities, attributes, and experience of each nominee, and all directors collectively, and these are important to the oversight function of the Board because they provide a range of backgrounds and perspectives that enable the directors to engage each other and management to effectively address Discovery’s evolving needs and represent the best interests of Discovery’s shareholders.

The Nominating and Corporate Governance Committee doesn’t look for a set of minimum qualifications. Instead, the Nominating and Corporate Governance Committee evaluates a variety of attributes, including independence; character; ability to exercise sound judgment; diversity; gender; age; demonstrated leadership; and relevant skills and experience, including financial literacy and other experience in the context of the needs of the Board. The breadth of this evaluation ensures not only that the Board is highly qualified, but also that its members are able to elicit a range of ideas and engage in robust discussion in the course of performing their oversight function.

The Board does not seek to determine any nominee’s ideological perspectives because the Board does not consider a nominee’s ideological perspectives to be relevant to the Board’s oversight role or the nominee’s ability to serve as an effective director. The Board considers a wide range of factors in assessing whether each nominee, and all nominees as a group, provides the background, experiences, and attributes necessary to effectively perform the Board’s oversight function. The Board believes that the additional disclosure requested by this proposal would not be relevant to the Board’s process for identifying director candidates or be useful to shareholders in assessing the diversity of backgrounds, experiences, and attributes that should be, and are, represented on the Board.

For these reasons, the Board believes that this proposal is unnecessary. In view of the factors the Nominating Committee and the Board consider when selecting nominees for election, the additional disclosures requested by the proposal would not provide meaningful information to shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information, as of December 31, 2018, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, PRSUs, SARs, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2013 Incentive Plan:
Series A common stock	26,521,138	(1)(2)	$28.93	(3)	51,475,707	(4)(5)
Series B common stock	—		—		—
Series C common stock	2,821,047	(1)(6)	$23.39	(3)	—
Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated Effective September 16, 2008):(7)(8)
Series A common stock	425,655	(1)(2)	$33.57	(3)	—
Series B common stock	—		—		—
Series C common stock	459,310	(1)(6)	$32.28	(3)	—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(7)
Series A common stock	275,442	(9)	$34.85	(10)	9,143,424	(4)
Series B common stock	—		—		—
Series C common stock	91,946	(9)	$33.80	(10)	—
Discovery Employee Stock Purchase Plan
Series A common stock	—		—		8,788,515
Equity compensation plans not approved by security holders:	—		—		—
Total	30,594,539		$28.60		69,407,647

(1)	Includes RSUs and PRSUs.
(2)

Includes shares of common stock related to SARs that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The number of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2018, which was $24.74.

(3)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.
(4)

Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.

(5)

Includes securities reserved for outstanding SARs that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until the SARs are settled through a cash payment, or otherwise forfeited or cancelled.

(6)

Includes shares of common stock related to SARs that will be net settled through the issuance of our Series C common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series C common stock at the time of exercise exceeds the grant price divided by the price of our Series C common stock at the time of exercise. The number of shares of our Series C common stock was estimated using the closing market price of our Series C common stock on December 31, 2018, which was $23.08.

(7)

We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and Discovery Holding Company, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.

(8)

The Discovery Communications, Inc. 2013 Incentive Plan replaced the Discovery Communications, Inc. 2005 Incentive Plan and Discovery no longer has the ability to make further grants under the 2005 Incentive Plan.

(9)	Includes unvested RSUs and vested RSUs as to which settlement has been deferred.
(10)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs.

SECURITY OWNERSHIP INFORMATION OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF DISCOVERY

Security Ownership of Certain Beneficial Owners of Discovery

The following table sets forth information, to the extent known by Discovery or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of Discovery’s directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of each class of our common stock and preferred stock as of March 1, 2019.

The percentage ownership is based upon 157,687,672 shares of Series A common stock, 6,512,378 shares of Series B common stock, 360,453,032 shares of Series C common stock outstanding as of March 1, 2019, 7,852,582 and four-ninths (4/9ths) shares of Series A-1 preferred stock and 6,017,473.5 shares of Series C-1 preferred stock outstanding on March 1, 2019.

The Voting Power shown in the table reflects voting percentages as to the election of common stock directors (as to Series A Common Stock) and preferred stock directors (as to Series A-1 Preferred Stock). Because Series A-1 preferred stock, is entitled to vote, on an as-converted basis, with the holders of common stock on matters other than the election of common stock directors, the applicable voting power percentages as to matters other than the election of directors will be significantly lower for all identified beneficial owners.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power (%)
Advance/Newhouse	Series A common stock	70,673,242	(1)(2)	30.9	24.1
Programming Partnership	Series C common stock	116,534,378	(1)(2)	24.4	—
One World Trade Center	Series A-1 preferred stock	7,852,582 4/9ths	(2)	100	100
New York, NY 10007	Series C-1 preferred stock	6,017,473.5	(2)	100	—

BlackRock Inc.	Series A common stock	10,885,778	(3)	6.9	4.9
55 East 52nd Street New York, NY 10022	Series C common stock	23,201,956	(4)	6.4	—

Capital Research Global Investors	Series A common stock	11,743,943	(5)	7.4	5.3
333 South Hope Street Los Angeles, CA 90071

Clearbridge Investments, LLC	Series A common stock	17,001,377	(6)	10.8	7.6
620 8th Avenue New York, NY 10018

FMR LLC	Series A common stock	13,217,759	(7)	8.4	5.9
245 Summer Street Boston, MA 02210

Hotchkis and Wiley Capital Management, LLC	Series C common stock	24,237,186	(8)	6.7	—
725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017

JPMorgan Chase & Co	Series A common stock	8,903,509	(9)	5.6	4.0
270 Park Avenue New York, NY 10017

The Vanguard Group, Inc.	Series A common stock	16,971,771	(10)	10.8	7.6
100 Vanguard Boulevard Malvern, PA 19355	Series C common stock	35,228,815	(11)	9.8	—

(1)

Includes shares of Series A common stock and Series C common stock that would be acquired upon conversion of the shares of Series A-1 preferred stock and Series C-1 preferred stock that are currently outstanding.

(2)

Advance/Newhouse is owned 100% by A/NPP Holdings LLC, in part through a wholly-owned subsidiary, A/NPP Holdings Sub LLC. A/NPP Holdings, LLC is owned 65% by Newhouse Programming Holdings Corp., which is a wholly-owned subsidiary of Newhouse Broadcasting Corporation, which we refer to as “NBCo,” and 35% by The Patriot-News Co., Advance Magazine Publishers, Inc., Condé Nast International Inc., Newark Morning Ledger Co. and Advance Programming Holdings LLC, which are wholly-owned subsidiaries of Advance Publications, Inc., which we refer to as “API.” Newhouse Family Holdings, L.P., which we refer to as “NFH”, holds 100% of the common shares of API. NFH disclaims beneficial ownership of the shares of our preferred stock held by Advance/Newhouse and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust Management Trust, which we refer to as “Advance Long-Term Trust”, is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Peter C. Gould, each of whom disclaims beneficial ownership of the shares of preferred stock held by Advance/Newhouse and the common stock into which the preferred stock is convertible.

(3)

The number of shares is based upon Amendment No. 8 to the Schedule 13G filed February 4, 2019 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series A common stock. BlackRock Inc. is deemed to be the beneficial owner of 10,885,778 shares of our Series A common stock as a result of acting as a parent holding company.

(4)

The number of shares is based upon Amendment No. 4 to the Schedule 13G filed February 4, 2019 by BlackRock Inc., a parent holding company on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series C common stock. BlackRock Inc. is deemed to be beneficial owner of 23,201,956 shares of our Series C common stock as a result of acting as a parent holding company.

(5)

The number of shares is based upon Amendment No. 1 to the Schedule 13G filed on February 14, 2019 by Capital Research Global Investors (“Capital Research”), an investment adviser. Capital Research is deemed to be the beneficial owner of 11,743,943 shares of our Series A common stock as a result of acting as investment adviser.

(6)

The number of shares is based upon Amendment No. 4 to the Schedule 13G filed February 14, 2019 by ClearBridge Investments, LLC (“ClearBridge”), an investment adviser. ClearBridge is deemed to be the beneficial owner of 17,001,377 shares of our Series A common stock as a result of acting as investment adviser. ClearBridge Aggressive Growth Fund, an investment company owned by ClearBridge, beneficially owns 7,942,226 of these Series A shares.

(7)	The number of shares is based on a Schedule 13G filed February 13, 2019 by FMR LLC.
(8)

The number of shares is based upon Amendment No. 1 to the Schedule 13G filed February 13, 2019 by Hotchkis and Wiley Capital Management LLC (“Hotchkis and Wiley”). Hotchkis and Wiley is deemed to be the beneficial owner of 24,237,186 shares of our Series C common stock as a result of acting as investment adviser.

(9)	The number of shares is based upon the Schedule 13G filed February 9, 2019 by JPMorgan. JPMorgan is deemed to be the beneficial owner of 8,903,509 shares of out Series A common stock.
(10)

The number of shares is based upon Amendment No. 9 to the Schedule 13G filed February 11, 2019 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser. Vanguard is deemed to be the beneficial owner of 16,971,771 shares of our Series A common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 163,745 and 111,453 of these Series A shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

(11)

The number of shares is based upon Amendment No. 4 to the Schedule 13G filed February 11, 2019 by Vanguard. Vanguard is deemed to be the beneficial owner of 35,228,815 shares of our Series C common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 225,537 and 186,110 of these Series C shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

Security Ownership of Discovery Management

The following table sets forth information with respect to the beneficial ownership by each of our named executive officers and directors and all of our directors and executive officers as a group of shares of Series A common stock, Series B common stock and Series C common stock.

The percentage ownership is based upon 157,687,672 shares of Series A common stock, 6,512,378 shares of Series B common stock, 360,453,032 shares of Series C common stock outstanding as of March 1, 2019.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days of March 1, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Series B common stock, though convertible on a one-for-one basis into shares of Series A common stock, is reported as beneficial ownership of Series B common stock only, and not as beneficial ownership of Series A common stock, but the voting power of the Series A and Series B common stock have been aggregated.

The voting power percentages in the table represent the power of the holders to vote on the election of directors. The holders of Series A-1 preferred stock are entitled to vote, on an as-converted basis, with the holders of common stock on matters other than the election of common stock directors. With respect to matters other than the election of directors, the voting percentages represented by the shares included in the table would therefore be significantly lower. Conversely, the holders of common stock do not vote in the election of preferred stock directors. The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is 8403 Colesville Road, Silver Spring, Maryland 20910.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
David M. Zaslav	Series A	1,377,957		*
Chief Executive Officer,	Series B	—		—	*
President and Director	Series C	1,219,816		*
Gunnar Wiedenfels	Series A	—		*
Chief Financial Officer	Series B	—		—	*
	Series C	10,000		*
Bruce L. Campbell	Series A	103,656	(1)	*
Chief Development, Distribution and Legal Officer	Series B	—		—	*
	Series C	40,794	(1)	*
Jean-Briac Perrette	Series A	58,051	(1)	*
President and Chief Executive Officer,	Series B	—		—	*
Discovery Networks International	Series C	—		*
Peter Faricy	Series A	—		*
Chief Executive Officer, Global Direct to Consumer	Series B	—		—	*
	Series C	—		*

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Robert J. Miron	Series A	19,244	(1)	*
Chairman of the Board and Director	Series B	56		*	*
	Series C	15,834	(1)	*
S. Decker Anstrom	Series A	2,398	(1)	*
Director	Series B	—		—	*
	Series C	12,398	(1)	*
Robert R. Beck	Series A	40,915	(1)	*
Director	Series B	11,258		*	*
	Series C	116,071	(1)	*
Robert R. Bennett	Series A	95,926	(1)(2)	*
Director	Series B	20	(2)	*	*
	Series C	192,591	(1)(2)	*
Paul A. Gould	Series A	177,370	(1)	*
Director	Series B	87,317		1.3	*
	Series C	447,095	(1)	*
Kenneth W. Lowe	Series A	—		—
Director	Series B	—		—	—
	Series C	1,202,403		—
John C. Malone	Series A	1,895,933	(1)(3)(4)	1.2
Director	Series B	6,093,490	(3)(5)	93.6	28.2
	Series C	9,521,201	(1)(3)(4)	2.6
Steven A. Miron	Series A	39,508	(1)	*
Director	Series B	—		—	*
	Series C	24,201	(1)	*
Daniel E. Sanchez	Series A	5,886		*
Director	Series B	—		—	*
	Series C	22		*
Susan M. Swain	Series A	—		—
Director	Series B	—		—	—
	Series C	—		—
J. David Wargo	Series A	36,267	(1)	*
Director	Series B	—		—	*
	Series C	316,483	(1)	*
All directors and executive officers as a Group (20 persons)	Series A	3,922,602	(1)	3.5
	Series B	6,192,141		95.1	30.1
	Series C	13,139,908	(1)	3.9

*	Less than one percent
(1)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options already vested or exercisable within 60 days of March 1, 2019, in the amounts below:

	Series A	Series C
Bruce L. Campbell	509,142	102,463
Jean-Briac Perrette	516,436	33,782
Gunner Wiedenfels	90,740	0
Robert J. Miron	10,809	10,809
S. Decker Anstrom	9,123	9,123
Robert R. Beck	10,809	10,809
Robert R. Bennett	10,809	10,809
Paul A. Gould	10,809	10,809
John C. Malone	10,809	10,809
Steven A. Miron	10,809	10,809
J. David Wargo	10,809	10,809
All directors and executive officers as a group (20 persons)	1,582,546	771,656

(2)

Includes 54,913 shares of Series A common stock, 20 shares of Series B common stock and 164,799 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

(3)

Includes 268,337 shares of Series A common stock, 170,471 shares of Series B common stock and 1,316,424 shares of Series C common stock held by Mr. Malone’s wife, as to which shares Mr. Malone disclaims beneficial ownership.

(4)	Includes 765,608 shares of Series A common stock and 11,765,556 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts.
(5)

On February 13, 2014, Mr. Malone entered into an agreement with Mr. Zaslav granting Mr. Zaslav voting and purchase rights with respect to the 5,923,019 shares of Discovery Series B common stock that Mr. Malone owns, which will be in effect for as long as Mr. Zaslav is employed as the principal executive officer of Discovery or serving on its Board of Directors. Pursuant to the agreement, Mr. Zaslav will have the right to vote the shares of Discovery Series B common stock, any time Mr. Malone is not personally voting or directing the vote of the Discovery Series B shares. Any proposals regarding the transfer of the Discovery Series B shares will require that Mr. Zaslav be first notified and that exclusive negotiation discussions be entered into to seek agreement on mutually acceptable terms for Mr. Zaslav to purchase the shares. If Mr. Zaslav or an entity he controls does not purchase the shares, Mr. Zaslav will not have any further rights under the agreement or any further rights to purchase the Discovery Series B shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Discovery executive officers and directors and persons who own more than ten percent of a registered class of Discovery equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Discovery with respect to its most recent fiscal year, or written representations that no Forms 5 were required, Discovery believes that, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to Discovery officers, directors and greater than ten percent beneficial owners were complied with, except for the following filing: on May 21, 2018, a Form 4 relating to a March 20, 2018 performance-based restricted stock units award acquisition for Kenneth Lowe was filed late.

AVAILABILITY OF ANNUAL REPORT

We filed our Annual Report on Form 10-K for the year ended December 31, 2018 with the SEC on March 1, 2019. The Annual Report on Form 10-K, including all exhibits, can also be found on our website: https://corporate.discovery.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery, Inc., 8403 Colesville Road, Silver Spring, Maryland 20910, by telephone at (240) 662-2000 or by email at investor_relations@discovery.com.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2020 annual meeting, any stockholder proposal must be submitted in writing to the attention of the Corporate Secretary at Discovery, Inc., 8403 Colesville Road, Silver Spring, Maryland 20910, by November 27, 2019. Our bylaws require that Discovery be given advance written notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Discovery’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Corporate Secretary must receive such notice at the address noted above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, the Corporate Secretary must receive such notice not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2019 Annual Meeting of Stockholders is held between April 8, 2020 and July 7, 2020 (as it is expected to be), in order to comply with the time periods set forth in Discovery’s bylaws, appropriate notice would need to be provided to the Corporate Secretary at the address noted above no earlier than February 8, 2020 and no later than March 9, 2020. If a stockholder fails to provide timely notice of a proposal to be presented at the 2020 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Discovery will have discretionary authority to vote on any such proposal which may come before the meeting.

Discovery’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our restated charter, our bylaws and Delaware law.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (240) 662-2000, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice that was sent to you. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

SOLICITATION BY THE BOARD; EXPENSES OF SOLICITATION

Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

March 26, 2019

DISCOVERY, INC. 8403 COLESVILLE ROAD SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E68796-P21641                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 AND “AGAINST” PROPOSALS 3 AND 4.
Vote On Directors	☐	☐	☐
1. ELECTION OF DIRECTORS

Nominees:

01) Paul A. Gould 02) Kenneth W. Lowe 03) Daniel E. Sanchez

Vote On Proposals					For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019.					☐	☐	☐
3. To vote on a stockholder proposal regarding simple majority vote, if properly presented.					☐	☐	☐
4. To vote on a stockholder proposal regarding disclosure of diversity and qualifications of Discovery, Inc. directors and director candidates, if properly presented.					☐	☐	☐
5. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1 and 2 and “AGAINST” proposals 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

E68797-P21641

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2019

The stockholder(s) hereby appoint(s) Savalle C. Sims and Stephanie D. Marks, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 8, 2019, in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSALS 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY, INC. 8403 COLESVILLE ROAD SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E68798-P21641                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 AND “AGAINST” PROPOSALS 3 AND 4.
Vote On Directors	☐	☐	☐
1. ELECTION OF DIRECTORS

Nominees:

01) S. Decker Anstrom 02) Robert J. Miron 03) Steven A. Miron

Vote On Proposals					For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019.					☐	☐	☐
3. To vote on a stockholder proposal regarding simple majority vote, if properly presented.					☐	☐	☐
4. To vote on a stockholder proposal regarding disclosure of diversity and qualifications of Discovery, Inc. directors and director candidates, if properly presented.					☐	☐	☐
5. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1 and 2 and “AGAINST” proposals 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

E68799-P21641

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2019

The stockholder(s) hereby appoint(s) Savalle C. Sims and Stephanie D. Marks, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A-1 Preferred Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 8, 2019, in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSALS 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY, INC. 8403 COLESVILLE ROAD SILVER SPRING, MD 20910	DISCOVERY, INC. THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

E68848-Z74617

DISCOVERY, INC.

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

DISCOVERY, INC. THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

E68849-Z74616

DISCOVERY, INC.

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY